As filed with the Securities and Exchange Commission on August 24, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

CHARMING SHOPPES, INC.
(Exact Name of Registrant as Specified in Its Charter)
_______________

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-1721355 (I.R.S. Employer Identification Number)

450 Winks Lane Bensalem, Pennsylvania 19020 (215) 245-9100 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Colin D. Stern, Esq.
Charming Shoppes, Inc.
450 Winks Lane
Bensalem, Pennsylvania  19020
(215) 245-9100
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

_______________

Copy to:

F. Douglas Raymond, III, Esq.
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996
_______________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1.125% Senior Convertible Notes Due 2014	$275,000,000	100%	$275,000,000	$ 8,442.50
Common Stock, par value $0.10 per share (and the associated stock purchase rights)(1)	(2)	(2)	(2)	(3)

(1)
Rights to purchase Series A Preferred Shares of the registrant are attached to all shares of the registrant’s common stock in accordance with the Amended and Restated Shareholder Rights Agreement, dated as of February 1, 2001, between Charming Shoppes, Inc. and American Stock Transfer & Trust Company, as Rights Agent.  The rights are not exercisable until the occurrence of events specified in the Amended and Restated Shareholder Rights Agreement and are evidenced by the certificates representing shares of common stock and are transferable solely with the common stock.  The value attributable to the rights, if any, is reflected in the value of the common stock.

(2)
Includes such indeterminable number of shares of common stock issuable upon conversion of the notes.  The notes are convertible into common stock at an initial conversion rate of 65.0233 shares per $1,000 principal amount of notes, subject to adjustment in certain circumstances.  Pursuant to Rule 416 under the Securities Act of 1933, the registration statement shall include an indeterminate number of shares of common stock that may be issued from time to time in connection with a stock split, stock dividend, recapitalization or similar event.

(3)
Pursuant to Rule 457(i) under the Securities Act of 1933, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS

$275,000,000

CHARMING SHOPPES, INC.

1.125% Senior Convertible Notes due 2014

________________

On April 30, 2007, we issued $250,000,000 aggregate principal amount of our 1.125% Senior Convertible Notes due 2014 (the “notes”) in a private offering, and on May 11, 2007, pursuant to the initial purchasers’ over-allotment option, we issued an additional $25,000,000 aggregate principal amount of the notes.  Selling securityholders will use this prospectus to resell the notes and the shares of our common stock issuable upon conversion of the notes.

The notes are our general unsecured obligations and rank equally in right of payment with all of our other existing and future obligations that are unsecured and unsubordinated.

The notes bear interest at the rate of 1.125% per year. We will pay interest on the notes on May 1 and November 1 of each year, beginning on November 1, 2007.

The notes will mature on May 1, 2014, unless earlier converted or repurchased by us. You may require us to repurchase in cash some or all of your notes at any time before the notes’ maturity following a fundamental change as described in this prospectus.

Holders may convert their notes based on a conversion rate of 65.0233 shares per $1,000 principal amount of notes, subject to adjustment upon certain events, only under the following circumstances: (1) during specified periods, if the price of our common stock reaches specified thresholds described in this prospectus; (2) if the trading price of the notes is below a specified threshold; (3) at any time after November 15, 2013 or (4) upon the occurrence of certain corporate transactions described in this prospectus. Subject to our election to satisfy our conversion obligation entirely in shares of our common stock, upon conversion, we will deliver an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. If our conversion obligation exceeds the principal amount of the notes, we will deliver shares of our common stock in respect of the excess. If certain corporate transactions occur, we will deliver upon conversion of the notes additional shares of common stock or other securities as described in this prospectus.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.  The notes issued to qualified institutional buyers in the initial private placement are eligible for trading in The PORTALSM  Market, or PORTAL, however, notes sold pursuant to this prospectus will no longer be eligible for quotation on PORTAL.

We will not receive any of the proceeds from the sale of the notes or the shares of common stock by the selling securityholders. The notes and the shares of common stock may be offered by the selling securityholders in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling securityholders. In addition, the shares of common stock may be offered from time to time through ordinary brokerage transactions on NASDAQ. See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CHRS.” The closing sale price of our common stock on the NASDAQ Global Select Market on August 22, 2007 was $8.99 per share.

i

     Investing in the notes and common stock issuable upon conversion of the notes involves risks.  See “Risk Factors” beginning on page 7 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 24, 2007

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iv
SUMMARY	1
RISK FACTORS	7
RATIO OF EARNINGS TO FIXED CHARGES	19
USE OF PROCEEDS	19
PRICE RANGE OF COMMON STOCK	19
DIVIDEND POLICY	20
DESCRIPTION OF NOTES	20
DESCRIPTION OF CAPITAL STOCK	45
PURCHASE OF CONVERTIBLE NOTE HEDGE AND SALE OF WARRANTS	49
CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS	51
SELLING SECURITYHOLDERS	59
PLAN OF DISTRIBUTION	63
LEGAL MATTERS	65
EXPERTS	65
WHERE YOU CAN FIND MORE INFORMATION	65

About this Prospectus

All references in this prospectus to “Charming Shoppes,” the “company,” “our,” “us” and “we” refer to Charming Shoppes, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, the selling securityholders may, from time to time, offer the notes or the shares of common stock issued upon conversion of the notes owned by them.  Each time the selling securityholders offer notes or common stock under this prospectus, they are required to provide to potential investors a copy of this prospectus and, if applicable, a copy of any prospectus supplements.  You should read both this prospectus, and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus.   See “Where You Can Find More Information” below for more information.

You should rely only on the information contained in, or incorporated by reference into, this prospectus.  You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” below.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus and, if applicable, any prospectus supplement, or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date on their respective cover pages or as specifically indicated in the document.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is based on information provided by us and by other sources that we believe are reliable.  We cannot assure you that this information is accurate or complete.  This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus.  In making an investment decision, you must rely on your own examination of our company and the terms of the notes and common stock issuable upon conversion of the notes, including the merits and risks involved.

We are not making any representation to any purchaser of the notes or the common stock issuable upon conversion of the notes regarding the legality of an investment in the notes or the common stock issuable upon conversion of the notes by such purchaser.  You should not consider any information in this prospectus to be legal, business or tax advice.  You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the notes or the common stock issuable upon conversion of the notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements and information that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may include, but are not limited to, projections of revenues, income or loss, cost reductions, capital expenditures, liquidity, financing needs or plans and plans for future operations, as well as assumptions relating to the foregoing. The words “expect,” “could,” “should,” “project,” “estimate,” “predict,” “anticipate,” “plan,” “intend,” “believes” and similar expressions are also intended to identify forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify. Some of these risks are discussed below under “Risk Factors” incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, and discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended February 3, 2007. Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

We operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for us to predict all risk factors that may affect us. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements, which speak only as of the date on which they were made. We assume no obligation to update or revise any forward-looking statement to reflect actual results or changes in, or additions to, the factors affecting such forward-looking statements. Given those risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in, or incorporated by reference in, this prospectus. You should read the entire prospectus, including “Risk Factors” below, carefully before making an investment decision.

We have a 52-53 week fiscal year ending on the Saturday nearest toJanuary 31. The fiscal year ended February 3, 2007 consisted of 53 weeks.All other fiscal years referred to in this prospectus consisted of52 weeks. As used within this prospectus, the terms “Fiscal 2007,”and“Fiscal 2006” refer to the fiscal years ended February 3, 2007 and January 28, 2006, respectively, the term “Fiscal 2008 First Quarter” refers to the fiscal quarter ended May 5, 2007, the term “Fiscal 2008 Second Quarter” refers to the fiscal quarter ended on August 4, 2007  and the term “Fiscal 2009” refers to the fiscal year ending January 31, 2009.

Charming Shoppes, Inc.

We are a leading multi-brand, multi-channel specialty apparel retailer with a leading market share in women’s plus-size specialty apparel. Our Retail Stores segment operates retail stores and related E-commerce websites through the following distinct brands: LANE BRYANT®, FASHION BUG®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLETtm and PETITE SOPHISTICATE OUTLETtm. Our Direct-to-Consumer segment operates numerous apparel, accessories, footwear and gift catalogs and related E-commerce websites through our Crosstown Traders business, which we acquired in June 2005. During Fiscal 2007, the sale of plus-size apparel represented approximately 74% of our total net sales. Through our multiple channels, fashion content and broad merchandise assortments, we seek to appeal to customers from a broad range of socioeconomic, demographic and cultural groups. As of May 5, 2007, we operated 2,396 stores in 48 states.

LANE BRYANT® is a widely recognized name in plus-size fashion. Through private labels, such as VENEZIA®, CACIQUE® and LANE BRYANT®, we offer fashionable and sophisticated apparel in plus-sizes 14 – 28, including intimate apparel, wear-to-work and casual sportswear, as well as accessories. LANE BRYANT has a loyal customer base, generally ranging in age from 25 to 45 years old, which shops for fashionable merchandise in the moderate price range. Primarily a mall-based destination store for the plus-size woman, LANE BRYANT operates 790 stores in 46 states that average approximately 5,900 square feet. During Fiscal 2007, our LANE BRYANT website (lanebryant.com) averaged more than 2.3 million unique visitors per month and has an established on-line community.

During Fiscal 2006, LANE BRYANT introduced and tested a new store concept, the LANE BRYANT® intimate apparel side-by-side store. The new design pairs LANE BRYANT’s casual and wear-to-work sportswear assortments with an expanded line of CACIQUE® intimates as well as additional national brands, presented in a double store-front. As a result of a successful testing period during Fiscal 2006, many of our LANE BRYANT retail store openings and relocations for Fiscal 2007 were in the new side-by-side format. This larger footprint of approximately 7,000 square feet per combined store compares with the full-line LANE BRYANT store footprint of approximately 5,900 square feet. During the Fiscal 2008 First Quarter, we operated 66 stores (which are included in the 790 stores operated by LANE BRYANT) in the LANE BRYANT intimate apparel side-by-side format.

In December 2005, we announced plans to enter the outlet channel through the assumption of outlet store leases from Retail Brand Alliance and to operate those locations under the name LANE BRYANT OUTLET. A majority of these locations had been operated as side-by-side locations selling more than one brand. Subsequently, in January 2006, we acquired the trademark and internet domain rights to the PETITE SOPHISTICATE® name. During Fiscal 2007, we opened 82 LANE BRYANT OUTLET stores, including 76 stores in locations that we acquired from Retail Brand Alliance and three existing LANE BRYANT stores that we converted to LANE BRYANT OUTLET stores. During Fiscal 2007, we also opened 45 PETITE SOPHISTICATE OUTLET stores, the majority of which are operating with a LANE BRYANT OUTLET store in side-by-side locations assumed from Retail Brand Alliance. These combined outlet locations average approximately 9,300 square feet.

LANE BRYANT OUTLETtm is the only national chain exclusively offering women’s plus-size apparel in the outlet sales channel, with 87 outlet store locations in 33 states throughout the country. Through our private labels, VENEZIA, CACIQUE and LANE BRYANT, as well as selected national brands, we offer fashionable and sophisticated apparel in plus-sizes 14 – 28, including intimate apparel, wear-to-work, casual sportswear and accessories, as well as footwear and social occasion apparel. LANE BRYANT OUTLET stores average approximately 6,000 square feet.

PETITE SOPHISTICATE OUTLETtm is the only national chain exclusively offering women’s petite-size apparel in the outlet sales channel, with 46 outlet store locations in 23 states throughout the country. PETITE SOPHISTICATE OUTLET targets women 35 – 55 years old and offers traditional, updated classic and contemporary apparel in casual and career assortments. We offer clothing tailored to women 4’11” – 5’4” who wear petite sizes 0 – 14. PETITE SOPHISTICATE OUTLET stores average approximately 2,700 square feet. During Fiscal 2007, we launched a marketing and informational website (petitesophisticate.com).

FASHION BUG® stores specialize in selling a wide variety of plus-size, misses and junior apparel, accessories, intimate apparel and footwear. FASHION BUG customers generally range in age from 20 to 49 years old and shop in the low-to-moderate price range. Our 1,008 FASHION BUG stores are located in 44 states, primarily in strip shopping centers, and average approximately 8,700 square feet. During Fiscal 2007, our FASHION BUG website (fashionbug.com) averaged more than 800,000 unique visitors per month.

CATHERINES PLUS SIZES® is particularly known for extended sizes (over size 28) and petite plus-sizes. CATHERINES offers classic apparel and accessories for wear-to-work and casual lifestyles. CATHERINES customers generally range in age from 40 to 65 years old, shop in the moderate price range and are concerned with fit and value when purchasing clothes. Our 465 CATHERINES stores are located in 44 states, primarily in strip shopping centers in the Southeast, Mid-Atlantic and Eastern Central regions of the United States, and average approximately 4,200 square feet. During Fiscal 2007, our CATHERINES website (catherines.com) averaged more than 400,000 unique visitors per month.

CROSSTOWN TRADERS is a direct marketer of women’s apparel, footwear, accessories and specialty gifts. Crosstown Traders markets women’s apparel through its OLD PUEBLO TRADERS®, BEDFORD FAIR LIFESTYLES®, BEDFORD FAIR SHOESTYLES®, WILLOW RIDGE®, LEW MAGRAM®, BROWNSTONE STUDIO®, REGALIA®, INTIMATE APPEAL®, MONTEREY BAY CLOTHING COMPANY®, COWARD® SHOE and other catalog titles and related E-commerce sites and markets food and specialty gift products through its FIGI’S® catalog and related E-commerce site. During Fiscal 2007, our Crosstown Traders websites collectively averaged approximately 600,000 unique visitors per month. Crosstown Traders also operates two outlet stores.

Charming Shoppes, Inc. was incorporated in Pennsylvania in 1969. Our principal offices are located at 450 Winks Lane, Bensalem, Pennsylvania 19020. Our telephone number is (215) 245-9100. We maintain a website at www.charmingshoppes.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

The Offering

The summary below highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the informationthat you should consider before investing in the notes. The “Description of Notes”section of this prospectus contains a moredetailed description of the terms and conditions of the notes. As used in this section, references to “Charming Shoppes,” the“company,” “we,” “us” and “our” refer only to Charming Shoppes, Inc. and do notinclude its subsidiaries.

Issuer	Charming Shoppes, Inc., a Pennsylvania corporation.

Notes Offered	$275,000,000 aggregate principal amount of 1.125% Senior Convertible Notes due 2014.

Maturity	May 1, 2014, unless earlier converted or repurchased.

Ranking
The notes are our senior, unsecured obligations and rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to all our existing and future secured debt and to the indebtedness and other liabilities of our subsidiaries.

Interest	The notes bear interest at an annual rate of 1.125%. Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year, beginning November 1, 2007.

Conversion Rights	You may convert the notes based on an initial conversion rate of 65.0233 shares per $1,000 principal amount of notes (equal to an initial conversion price of approximately $15.38 per share).

You may elect to convert the notes before the close of business on the second business day immediately preceding stated maturity, only under the following circumstances:

•during any fiscal quarter commencing after May 5, 2007, if the closing sale price of our common stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•during the five business day period following any five consecutive trading day period in which the trading price of the notes for each day of such period was less than 98% of the product of the closing sale price per share of our common stock on such day and the conversion rate in effect for the notes on each such day;

•at any time on or after November 15, 2013; or

•upon the occurrence of specified corporate transactions described under “Description of Notes — Conversion Rights — Conversion upon Specified Corporate Transactions.”

The initial conversion rate will be adjusted for certain events, but it will not be adjusted for accrued interest or additional amounts, if any. You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest, including additional amounts, if any, will be deemed paid by the common stock or combination of cash and common stock delivered to you upon conversion.

Subject to our election to satisfy our conversion obligation entirely in shares of our common stock, upon a surrender of your notes for conversion, we will deliver an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. If our conversion obligation exceeds the aggregate principal amount of notes to be converted, we will deliver shares of our common stock in respect of the excess as described under “Description of Notes — Conversion Rights — Payment upon Conversion.”

If you elect to convert your notes in connection with a fundamental change, we will deliver upon conversion of the notes a number of additional shares of common stock as described under “Description of Notes — Conversion Rights — Additional Shares.”

Fundamental Change
If we undergo a fundamental change (as defined in this prospectus under “Description of Note – Repurchase of Note by us at Option of Holder upon a Fundamental Change”) before maturity of the notes, you will have the right, subject to certain conditions, to require us to repurchase for cash all or a portion of your notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including additional amounts, if any, up to but excluding the date of repurchase.

Registration Rights	Under the registration rights agreement that we entered into with the initial purchasers, we agreed to:

•file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) covering resales of the notes and the shares of our common stock issuable on conversion of the notes (which will be an automatic shelf registration statement if we are eligible to use an automatic shelf registration at the time of filing) no later than 120 days after the first date of original issuance of the notes and

•(if we are not eligible to use an automatic shelf registration statement) use our reasonable efforts to cause the shelf registration statement to become effective under the Securities Act, no later than 210 days after the first date of original issuance of the notes.

If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay additional amounts to holders of the notes. See “Description of Notes — Registration Rights.”

Use of Proceeds	We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the underlying common stock.

Convertible Note Hedge and Warrant Transactions

We entered into privately negotiated convertible note hedge transactions with affiliates of the initial purchasers (which we refer to collectively as the Hedge Participants) that we expect will reduce the potential dilution to our common stock upon any conversion of the notes. We also entered into warrant transactions with the Hedge Participants with respect to our common stock pursuant to which we may issue shares of our common stock. In connection with these transactions, we used a portion of the net proceeds of the private offering to pay the cost of the convertible note hedge transactions. The cost of the convertible note hedge transactions was partially offset by the proceeds that we received from the sale of the warrants. In connection with hedging these transactions, the Hedge Participants or their affiliates entered or may enter into various derivative transactions with respect to our common stock at, and possibly after, the pricing of the notes and may purchase our common stock in secondary market transactions. These activities could have had the effect of increasing the price of our common stock before and possibly following the pricing of the notes. The Hedge Participants or their affiliates are likely to modify their hedge positions from time to time before conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities or other instruments they may wish to use in connection with such hedging and entering into or unwinding various derivative transactions with respect to our common stock (and are likely to do so (1) during any cash settlement averaging period related to a conversion of notes and (2) if we have elected to satisfy our conversion obligations entirely in shares of our common stock, during (a) the 100 trading-day period beginning on the 102nd scheduled trading day before the maturity date if the related conversion date is on or after November 15, 2013 or (b) the 100 trading-day period beginning on and including the third scheduled trading day after the conversion date if the related conversion date is before November 15, 2013). The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the conversion value you will receive upon conversion of the notes and, under certain circumstances, your ability to convert notes. See “Risk Factors — Risks Related to an Investment in the Notes and our Common Stock — The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.”

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association.

Trading
We do not intend to apply to list the notes on any securities exchange or to include the notes in any automated quotation system. The notes issued to qualified institutional buyers in the private placement are eligible for trading on PORTAL. The notes resold using this prospectus, however, will no longer be eligible for trading on PORTAL.

United States Federal Income Tax Consequences

For the United States federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain United States Federal Tax Considerations.”

Trading Symbol for Our Common Stock	Our common stock is listed on the NASDAQ Global Select Market under the symbol “CHRS.”

Risk Factors
You should carefully consider the information set forth in the section of this prospectus titled “Risk Factors” as well as the other information included in or incorporated by reference in this prospectus before deciding whether to invest in the notes.

RISK FACTORS

You should carefully consider the risks described below before making an investmentdecision. The risks described below are not the only ones facing our company.Additional risks not presently known to us or that we currently consider lesssignificant may also impair our business operations. Our business, financialcondition or results of operations could be materially adversely affected by any ofthese risks. The trading price of the notes and our common stock could decline due toany of these risks, and you may lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-lookingstatements that involve risks and uncertainties. Our actual results could differmaterially from those anticipated in such forward-looking statements as a result ofcertain factors, including the risks faced by us described below and elsewhere inthis prospectus. See “Special Note Regarding Forward-LookingStatements.”

Risks Related to Our Business and Industry

Our business is dependent upon our ability to accurately predict rapidly changingfashion trends, customer preferences and other fashion-related factors.

Customer tastes and fashion trends are volatile and tend to change rapidly, particularly for women’s apparel. Our success depends in part on our ability to effectively predict and respond to quickly changing fashion tastes and consumer demands and to translate market trends into appropriate, saleable product offerings. If we are unable to successfully predict or respond to changing styles or trends and misjudge the market for our products or any new product lines, our sales will be lower, and we may be faced with a substantial amount of unsold inventory or missed sales opportunities. In response, we may be forced to rely on additional markdowns or promotional sales to dispose of excess or slow-moving inventory, which could have a material adverse effect on our business, financial condition and results of operations.

Existing and increased competition in the women’s retail apparel anddirect-to-consumer markets may reduce our net revenues, profits andmarket share.

The women’s specialty retail apparel and direct-to-consumer markets are highly competitive. Our competitors include individual and chain fashion specialty stores, department stores, discount stores, catalog retailers and Internet-based retailers. As a result of this competition, we are required to effectively market and competitively price our products to consumers in diverse markets, and we may experience pricing pressures, increased marketing expenditures and loss of market share, which could have a material adverse effect on our business, financial condition and results of operations. We believe that the principal bases upon which we compete are merchandise style, size, selection, fit, quality, display, price, attractive website/catalog layout, efficient fulfillment of website and catalog mail orders and personalized service to our customers, as well as store location, design, advertising and promotion. Other women’s apparel and direct-to-consumer companies with greater financial resources, marketing capabilities or brand recognition may enter the plus-size business. We cannot give assurance that we will be able to compete successfully against existing or future competitors.

A slowdown in the United States economy, an uncertain economic outlook and escalatingenergy costs could lead to reduced consumer demand for our products in the future.

Consumer spending habits, including spending for our products, are affected by, among other things, prevailing economic conditions, levels of employment, salary levels, wage rates, availability of consumer credit, consumer confidence and consumer perception of economic conditions. A general slowdown in the United States economy, an uncertain economic outlook and escalating energy costs could adversely affect consumer spending habits and customer traffic, which could result in a reduction in our net sales. A prolonged economic downturn could have a material adverse effect on our business, financial condition and results of operations.

Maintaining and improving our operating margins is dependent on our ability tosuccessfully control our operating costs.

In order to maintain or improve our operating margins, we need to successfully manage our operating costs. Our inability to successfully manage labor costs, increases in certain costs vital to catalog operations, such as postage, paper and acquisition of prospects, occupancy costs or other operating costs, or our inability to take advantage of opportunities to reduce operating costs, would adversely affect our operating margins and our results of operations. The United States Postal Office recently effected postal rate increases, which will result in additional costs to us, especially in our catalog operations.

We are subject to the Fair Labor Standards Act and various state and Federal laws and regulations governing such matters as minimum wages, exempt status classification, overtime and employee benefits. Changes in Federal or state laws or regulations regarding minimum wages, such as the 2007 legislation that will increase the Federal minimum wage incrementally over the next two years, or other employee benefits will cause us to incur additional wage and benefit costs, which could adversely affect our results of operations. In addition, we may be unable to obtain adequate insurance coverage for our operations at a reasonable cost.

We may not be able to obtain sufficient working capital financing.

Our business requires substantial investment in our inventory for a long period before sales occur. Consequently, we require significant amounts of working capital financing. We depend on the availability of credit to fund our working capital, including credit we receive from our suppliers and their agents, on our credit card securitization program and on our revolving credit facility. If we are unable to obtain sufficient financing at an affordable cost, we might be unable to adequately merchandise our stores, E-commerce or catalog businesses, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating results fluctuate from season to season.

Our retail store and direct-to-consumer operations experience seasonal fluctuations in net sales and consequently in operating income, with peak sales occurring during the Easter, Labor Day and Christmas seasons. In addition, extreme or unseasonable weather can affect our sales. Any decrease in net sales or margins during our peak selling periods, or in the availability of working capital needed in the months before these periods, could have a material adverse effect on our business, financial condition and results of operations. We usually order merchandise in advance of peak selling periods and sometimes before new fashion trends are confirmed by customer purchases. We must carry a significant amount of inventory, including perishable products in certain of our direct-to-consumer businesses, before the peak selling periods. If we are not successful in selling our inventory, especially during our peak selling periods, we may be forced to rely on markdowns or promotional sales to dispose of the inventory or we may not be able to sell the inventory at all, which could have a material adverse effect on our business, financial condition and results of operations.

We face challenges in managing our recent growth.

Our operating challenges and management responsibilities are increasing as we continue to grow and expand into new store formats and additional distribution channels. Successful growth will require that we continue to expand and improve our internal systems and our operations, including our distribution infrastructure.

Our business plan for our Retail Stores segment depends on our ability to open and operate new retail stores and to convert, where applicable, the formats of existing stores on a profitable basis. In addition, we will need to identify, hire and retain a sufficient number of qualified personnel to work in our stores. During Fiscal 2007, we entered the outlet distribution channel and expanded the number of stores using a new double-store-front format.

We are also completing the integration of Crosstown Traders and our Direct-to-Consumer segment into our current operating structure. Growth in our Direct-to-Consumer segment is dependent on sufficient response rates to our catalogs and Internet websites and access to new customers, which may not occur. In addition, we plan to continue to build infrastructure in our Direct-to-Consumer segment to prepare for the launch of new catalogs, including the launch of the LANE BRYANT catalog in late Fiscal 2008 when the LANE BRYANT catalog trademark, currently licensed by us to a third party, reverts to us.

These objectives have created, and may continue to create, additional demands on our staff and on our operating systems. We cannot assure the successful implementation of our business plan for our Retail Stores and Direct-to-Consumer segments or that we will achieve our objectives as quickly or as effectively as we hope.

We depend on key personnel and may not be able to retain or replace these employeesor recruit additional qualified personnel.

Our success and our ability to execute our business strategy depend largely on the efforts and abilities of our Chief Executive Officer, Dorrit J. Bern, and her management team. The loss of services of one or more of our key personnel could have a material adverse effect on our business, as we may not be able to find suitable management personnel to replace departing executives on a timely basis. We do not maintain key-person life insurance policies with respect to any of our employees.

Our business plan is largely dependent upon continued growth in the plus-size women’sapparel market.

Our business is primarily focused on sales of plus-size women’s apparel, which represents a majority of our total net sales. Our operating results could be adversely affected by a lack of continued growth in the plus-size women’s apparel market.

We could be materially and adversely affected if any of our distribution orfulfillment centers are shut down.

We operate distribution centers in Greencastle, Indiana and Baltimore County, Maryland, and we operate catalog fulfillment centers in Tucson, Arizona; Marshfield, Wisconsin; Stevens Point, Wisconsin; and Wilmington, North Carolina. In addition, we use third-party freight consolidators and service providers in Indianapolis, Indiana; Abingdon, Maryland; Los Angeles, California; Miami, Florida; and North Bergen, New Jersey. Most of the merchandise we purchase is shipped directly to our distribution and fulfillment centers or freight consolidators, where it is prepared for shipment to the appropriate stores or to the customer. If any of our distribution centers, fulfillment centers or freight consolidators were to shut down or lose significant capacity for any reason, the other locations may not be able to adequately support the resulting additional distribution demands, in part because of capacity constraints and in part because each location services a particular brand or brands. As a result, we could incur significantly higher costs and longer lead times associated with distributing our products to our stores or customers during the time it takes for us to reopen or replace the affected distribution center, fulfillment center or freight consolidator.

Natural disasters, war, acts of terrorism or other armed conflict, or the threat ofeither on the United States or other countries may negatively impact the availabilityof merchandise and otherwise adversely impact our business.

In the event of a natural disaster, war, acts of terrorism or other armed conflict, or if such events are threatened, our ability to obtain merchandise for sale in our stores or through our direct-to-consumer business may be negatively impacted. A significant portion of our merchandise is imported from other countries. If imported goods become difficult or impossible to bring into the United States, and if we cannot obtain such merchandise from other sources at similar costs, our net sales and profit margins may be adversely affected. If commercial transportation is curtailed or substantially delayed, our business may be adversely impacted, as we may have difficulty shipping merchandise to our distribution centers, fulfillment centers, stores or our direct-to-consumer customers. In the event of a natural disaster or acts of terrorism in the United States, or the threat of either, we may be required to suspend operations in some or all of our stores, which could have a material adverse impact on our business, financial condition and results of operations.

Our inability to successfully manage customer service or fulfillment for ourE-commerce websites or our catalog business could adversely impact ouroperating results.

Successful management of our E-commerce and catalog operations is dependent on our ability to maintain efficient and uninterrupted customer service and order fulfillment. Inadequate systems capacity, a disruption or slowdown in telecommunications services, changes in technology, changes in government regulations, systems issues, security breaches, a failure to integrate order management systems or customer privacy issues could result in reduced sales or increases in operating expenses as a result of our efforts or our inability to remedy such issues. In addition, we may not be able to hire sufficient qualified associates to support our E-commerce or catalog operations during peak periods, especially during the December holiday season. The occurrence of one or more of these events could adversely affect our E-commerce or catalog businesses.

We rely on foreign sources of production.

We purchase a significant portion of our apparel directly in foreign markets and indirectly through domestic vendors with foreign sources. We face a variety of risks generally associated with doing business in foreign markets and importing merchandise from abroad. Such risks include (but are not necessarily limited to):

•	political instability;

•	increased security requirements applicable to imported goods;

•	trade restrictions;

•	imposition of, or changes in, duties, quotas, taxes and other charges on imports;

•	currency and exchange risks;

•	issues relating to compliance with domestic or international labor standards;

•	concerns over anti-dumping;

•	delays in shipping; or

•	increased costs of transportation.

New initiatives could be proposed that would have an impact on the trading status of certain countries and could include retaliatory duties or other trade sanctions that, if enacted, could increase the cost of products purchased from suppliers in such countries or restrict the importation of products from such countries. The future performance of our business will depend on our foreign suppliers and may be adversely affected by the factors listed above, all of which are beyond our control.

Issues of global workplace conditions may adversely affect our business.

If any one of our manufacturers or vendors fails to operate in compliance with applicable laws and regulations, is perceived by the public as failing to meet certain labor standards in the United States, or employs unfair labor practices, our business could be adversely affected. Current global workplace concerns of the public include perceived low wages, poor working conditions, age of employees and various other employment standards. These globalization issues may affect the available supply of certain manufacturers’ products, which may result in increased costs to us. Furthermore, a negative customer perception of any of our key vendors or their products may result in a lower customer demand for our apparel.

We depend on strip shopping center and mall traffic and our ability to identifysuitable store locations for our Retail Stores segment.

Our sales are dependent in part on a high volume of strip shopping center and mall traffic. Strip shopping center and mall traffic may be adversely affected by, among other things, economic downturns, the closing of anchor stores, or changes in customer shopping preferences. A decline in the popularity of strip shopping center or mall shopping among our target customers could have a material adverse effect on our business. To take advantage of customer traffic and the shopping preferences of our customers, we need to maintain or acquire stores in desirable locations. We cannot assure that desirable store locations will continue to be available. Acquisition of additional store locations is also dependent on our ability to successfully negotiate lease terms for such locations. In addition, the timely opening of new store locations could be adversely affected by delays in obtaining necessary permits and approvals, lack of availability of construction materials and labor or work stoppages.

We may be unable to protect our trademarks and other intellectual property rights.

We believe that our trademarks and servicemarks are important to our success and our competitive position due to their name recognition with our customers. We devote substantial resources to the establishment and protection of our trademarks and servicemarks on a worldwide basis. Nevertheless, there can be no assurance that the actions we have taken to establish and protect our trademarks and servicemarks will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks, servicemarks and proprietary rights of others. Also, others may assert rights in, or ownership of, our trademarks and other proprietary rights, and we may not be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

Other Risks

Anti-takeover provisions in our governing documents and Pennsylvania law maydiscourage other companies from attempting to acquire us.

Some provisions of our Restated Articles of Incorporation and Bylaws and of Pennsylvania law may discourage some transactions where we would otherwise experience a change in control. For example, our Restated Articles of Incorporation, Bylaws and Pennsylvania law contain provisions that:

•	classify our board into three classes, with one class being elected each year;

•	do not permit cumulative voting;

•	permit our board to issue “blank check” preferred stock without shareholder approval;

•	require certain advance notice procedures with regard to the nomination of candidates for election as directors, other than nominations by or at the direction of our board;

•	prohibit us from engaging in some types of business combinations with a holder of 10% or more of our voting securities without super-majority shareholder or board approval

•	prevent our directors from being removed without cause except upon super-majority shareholder approval; and

•	prevent a holder of 20% or more of our common stock from taking certain actions without certain approvals.

We also have adopted a Shareholder Rights Plan. This plan may make it more difficult and more expensive to acquire us, and may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for such stock, and, accordingly, may limit a shareholder’s ability to realize a premium over the market price of our common stock in connection with any such transaction.

Failure to comply with the provisions of the Sarbanes-Oxley Act of 2002 couldadversely affect our business.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include our assessment of the effectiveness of our internal control over financial reporting in our annual reports. Our independent registered public accounting firm is also currently required to attest to whether or not our assessment is fairly stated in all material respects and to separately report on whether or not they believe that we maintained, in all material respects, effective internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, or if our independent registered public accounting firm is unable to timely attest to our assessment, we could be subject to regulatory sanctions and a possible loss of public confidence in the reliability of our financial reporting. Such a failure could result in our inability to provide timely and/or reliable financial information and could adversely affect our business.

New accounting rules or regulations or changes in existing rules or regulations couldadversely impact our reported results of operations.

Changes to existing accounting rules or the adoption of new rules could have an adverse effect on our reported results of operations.

Changes in estimates related to our property, plant, equipment, goodwill, orintangible assets could adversely affect our reported results of operations.

We make certain significant assumptions, estimates and projections related to the useful lives of our property, plant and equipment and the valuation of intangible assets related to acquisitions. The carrying amount and/or useful life of these assets are subject to periodic valuation tests for impairment. Impairment results when the carrying value of an asset exceeds the undiscounted (or for goodwill and indefinite-lived intangible assets the discounted) future cash flows associated with the asset. If actual experience were to differ materially from the assumptions, estimates and projections used to determine useful lives or the valuation of property, plant, equipment or intangible assets, a write-down for impairment of the carrying value of the assets, or acceleration of depreciation or amortization of the assets, could result. Such a write-down or acceleration of depreciation or amortization would have an adverse impact on our reported results of operations.

Risks Related to an Investment in the Notes and our Common Stock

The notes will be effectively subordinated to existing and future indebtedness andother liabilities of our subsidiaries and to our secured debt to the extent of thesecurity for such indebtedness.

Because we operate primarily through our direct and indirectly owned subsidiaries, we derive all our revenues from and hold substantially all of our assets through, these subsidiaries. The notes are only our obligation and are not guaranteed by our subsidiaries. Substantially all of our subsidiaries serve as guarantors with respect to our existing credit facility. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes.  The notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. In addition, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of a subsidiary during its liquidation or reorganization will be effectively subordinated to all existing and future liabilities of that subsidiary. Furthermore, the indenture relating to the notes does not restrict our subsidiaries’ ability to incur secured or other indebtedness in the future.

The notes are our senior, unsecured obligations and as unsecured indebtedness will be effectively junior to any secured indebtedness to the extent of the security for such secured indebtedness. Our principal credit facility is secured by substantially all of our assets. As of the date of this prospectus, we had no secured indebtedness outstanding under our credit facility. We have mortgages and capitalized leases secured by real estate and equipment, respectively, totaling approximately $39 million as of May 5, 2007. However, the indenture relating to the notes does not restrict our ability to incur secured or other indebtedness in the future. If we become insolvent or are liquidated, or if payment of any secured indebtedness is accelerated, the holders of the secured indebtedness will be entitled to exercise the remedies available to secured lenders under applicable law, including the ability to foreclose on and sell the assets securing such indebtedness in order to satisfy such indebtedness. In any case, any remaining assets may be insufficient to repay the notes.

We may depend on the cash flows of our subsidiaries in order to satisfy ourobligations under the notes.

We rely on distributions and advances from our subsidiaries in order to meet our payment obligations under the notes and our other obligations. If our subsidiaries are unable to pay us dividends or otherwise make payments to us, we will not be able to make debt service payments on the notes. We are a holding company and conduct most of our operations through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the notes, are therefore principally dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to the notes or to make any funds available for that purpose. Our subsidiaries’ ability to make payments may be subject to the availability of sufficient surplus funds, the terms of such subsidiaries’ indebtedness, the terms of our credit facility, applicable laws and other factors.

Our revolving credit facility may limit our ability to pay any cash amount upon theconversion of the notes.

Our existing senior secured revolving credit facility may prohibit us from making any cash payments on the conversion of the notes if a default or an event of default has occurred under that facility or if availability under the facility is, or would be as a result of such payments, below a specified threshold.

We may not have sufficient cash to repurchase the notes at the option of the holderupon a fundamental change or to pay the cash payable upon a conversion, which mayincrease your credit risk.

Upon a fundamental change, subject to certain conditions, we will be required to make an offer to repurchase for cash all outstanding notes at 100% of their principal amount plus accrued and unpaid interest, including additional amounts, if any, up to but not including the date of repurchase. In addition, unless we elect to satisfy our conversion obligation entirely in shares of our common stock, upon a conversion, we will be required to make a cash payment of up to $1,000 for each $1,000 in principal amount of notes converted. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered notes or settlement of converted notes. Any credit facility in place at the time of a repurchase or conversion of the notes may also define as a default thereunder the events requiring repurchase or cash payment upon conversion of the notes or otherwise limit our ability to use borrowings to pay any cash payable on a repurchase or conversion of the notes and may prohibit us from making any cash payments on the repurchase or conversion of the notes if a default or event of default has occurred under that facility without the consent of the lenders under that credit facility. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable on a conversion of the notes would constitute a default under the indenture. A default under the indenture or the fundamental change itself could lead to a default under the other existing and future agreements governing our indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversion thereof.

The convertible note hedge and warrant transactions may affect the value of the notesand our common stock.

We entered into convertible note hedge transactions relating to shares of our common stock with the Hedge Participants. We also entered into warrant transactions with the Hedge Participants pursuant to which we may issue shares of our common stock. The convertible note hedge transactions involved our purchasing call options from the Hedge Participants, and the warrant transactions involved our selling call options to the Hedge Participants with a higher strike price than the purchased call options. The convertible note hedge transactions are expected to reduce the potential dilution to our common stock upon conversion of the notes.

Because we sold the warrants to the Hedge Participants, the mitigating effect on dilution of the convertible note hedge transactions will be capped, which means that the convertible note hedge transactions may not completely mitigate dilution from conversion of the notes as intended. The exercise of the warrants by the Hedge Participants could have a dilutive effect on our common stock to the extent the market price per share of our common stock at the time of exercise exceeded the higher strike price of the warrants. Further, the extent to which the convertible note hedge transactions mitigate dilution will also depend on our choice of settlement method.

In connection with hedging these transactions, the Hedge Participants or their affiliates may enter or may have entered into various derivative transactions with respect to our common stock and may also purchase and sell our common stock in secondary market transactions. These activities could have the effect of increasing the price of our common stock. The Hedge Participants or their affiliates are likely to modify their hedge positions from time to time before conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities or other instruments they may wish to use in connection with such hedging and entering into or unwinding various derivative transactions with respect to our common stock (and are likely to do so (1) during any cash settlement averaging period related to a conversion of notes and (2) if we have elected to satisfy our conversion obligations entirely in shares of our common stock, during (a) the 100 trading-day period beginning on the 102nd scheduled trading day before the maturity date if the related conversion date is on or after November 15, 2013 or (b) the 100 trading-day period beginning on and including the third scheduled trading day after the conversion date if the related conversion date is before November 15, 2013).

The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the conversion value you will receive upon the conversion of the notes and under certain circumstances, your ability to convert the notes.

We repurchase shares of our common stock from time to time, and these repurchases may affect the market price of our common stock or the notes.

We have in the past and plan in the future to repurchase shares of our common stock from time to time. These repurchases may raise or maintain the market price of our common stock and the notes above independent market levels, may prevent or retard a decline in the market price of our common stock or the notes or may cause fluctuations in our stock price, any of which effects may be significant.

The additional common stock payable on any notes converted in connection withspecified corporate transactions may not adequately compensate you for any loss youmay experience as a result of the specified corporate transactions.

If certain specified corporate transactions occur, we will under certain circumstances increase the conversion rate on notes converted in connection with the specified corporate transaction by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified  corporate transaction as described under “Description of Notes — Conversion Rights — Additional Shares.” The additional common stock issuable on conversion of the notes in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of the specified corporate transaction.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of Notes — Conversion Rights.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

The conditional conversion feature of the notes could result in your not receivingthe value of the common stock into which the notes are convertible.

Before November 15, 2013, the notes are convertible only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the conversion value of your notes.

Under certain circumstances holders may receive less proceeds than expected becausethe price of our common stock may decline (or may not appreciate as much as holdersmay expect) between the day that a holder exercises its conversion right and the daythe value of the shares issuable upon conversion is determined or the shares aredelivered.

Unless we elect to satisfy our conversion obligations entirely in shares of our common stock, our conversion obligations will be settled, based on a daily settlement amount (as described in this prospectus) calculated on a proportionate basis for each day of a 50 trading-day cash settlement averaging period. Upon conversion of a note, holders might not receive any shares of our common stock, or they might receive fewer shares of our common stock relative to the conversion value of the note as of the conversion date. In addition, because of the 50 trading-day cash settlement averaging period, settlement will be delayed until at least the 55th trading day following the related conversion date. The cash settlement averaging period for any notes tendered for conversion on or after November 15, 2013 will be the 50 consecutive trading days beginning on and including the 52nd trading day immediately preceding the maturity date. See “Description of Notes — Conversion Rights — Payment upon Conversion — Net Share Settlement.” Whether we elect to satisfy our conversion obligation entirely in shares of our common stock or not, any holder who tenders notes for conversion on or after November 15, 2013 will not receive any shares issuable in conversion therefor until the maturity date. Accordingly, a holder who delivers a conversion notice on or after November 15, 2013 may wait up to 167 days to receive the number of shares issuable to such holder upon conversion, regardless of when such number of shares is determined. As a result, upon conversion of the notes, you may receive less proceeds than expected because the price of our common stock may decline (or not appreciate as much as you may expect) between the conversion date and the day the settlement amount of your notes is determined or the date the settlement shares are delivered, as the case may be. See “Description of Notes — Conversion Rights — Payment upon Conversion — Settlement in Shares.”

You should consider the U.S. federal income tax consequences of owning the notes.

The U.S. federal income tax treatment of the conversion of the notes into a combination of our common stock and cash is uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and common stock. A discussion of the U.S. federal income tax consequences of ownership and disposition of the notes is contained in this prospectus under the heading “Certain United States Federal Tax Considerations.”

You may have to pay taxes if we make or fail to make certain adjustments to theconversion rate of the notes even though you do not receive a corresponding cashdistribution.

The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not receive a corresponding cash distribution. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that has the effect of increasing your proportionate interest in our company could be treated as a deemed taxable dividend to you. The amount that you would have to include in income will generally be equal to the amount of the distribution that you would have received if you had converted your notes into our common stock.

If certain types of fundamental changes occur on or before the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain United States Federal Tax Considerations.”

If you are a non-U.S. holder (as defined herein), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments. See “Certain United States Federal Tax Considerations.”

The accounting method for convertible debt securities with net share settlement, suchas the notes, may be subject to change.

In calculating our diluted earnings per share, we currently account for the notes in accordance with Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion.”  The accounting method for a convertible debt security that meets the requirements of EITF Issue No. 90-19, is similar to the accounting for non-convertible debt.  We recognize interest expense at the stated coupon rate, and shares potentially issuable upon conversion of the debt are excluded from the calculation of diluted earnings per share until the market price of our common stock exceeds the conversion price (i.e. the conversion price is “in the money”).  Once the conversion price is in the money, the shares that we would issue upon assumed conversion of the debt are included in the calculation of fully diluted earnings per share using the “treasury stock” method.  No separate value is attributed to the conversion feature of the debt at the time of issuance.

The FASB has issued a proposed Staff Position (“FSP”) that would apply to any convertible debt instrument that may be settled in whole or in part with cash upon conversion.  The proposal would require separate accounting for the debt and equity components of the security.  Under the proposed FSP, the value assigned to the debt at the time of issuance (the “debt component”) would be its estimated fair value, based on a similar debt issue without the conversion feature.  The difference between the debt component and the par value of the debt would be accounted for as an original issue discount, and included in stockholders’ equity as paid-in capital (the “equity component”).  The original issue discount would be amortized as interest expense over the life of the debt, with a corresponding accretion of the debt component to its par value.  Shares that we would issue upon assumed conversion of the debt would continue to be included in the calculation of fully diluted earnings per share using the treasury stock method when the conversion price is in the money.

As compared to the current accounting method, the proposal would reduce the amount recognized as debt and increase the amount recognized as stockholders’ equity at the time of issuance.  The amount of debt recognized at time of issuance would increase over its life, with a corresponding reduction of net income and earnings per share (net of tax), for the amortization of the original issue discount.  If the proposed FSP is adopted, we would be required to adopt it as of February 3, 2008 (the beginning of Fiscal 2009), with retrospective application to financial statements for periods prior to the date of adoption.

We cannot predict whether or not the FASB will adopt the proposed FSP, and we cannot predict the adoption of any other changes in generally accepted accounting principals (“GAAP”) that may affect the accounting for convertible debt securities.  Any such change in the accounting method for convertible debt securities could have an adverse impact on our reported or future results of operations or financial position, and could adversely affect the trading price of our common stock or the trading price of the notes.

There is no established trading market for the notes.

The notes are a new issue of securities for which there is currently no public market, and no active trading market may ever develop. We do not intend to apply to list the notes on any securities exchange or to include the notes in any automated quotation system. Although the Notes initially sold to qualified institutional buyers are eligible for trading on PORTAL, the notes resold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market. The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the estimates, expectations and/or recommendations of securities analysts of us or the retail industry generally;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Any adverse rating of the notes may cause their trading price to fall.

If Moody’s Investor Service, Standard & Poor’s or another rating service rates the notes and if any of these rating services were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

Holders of the notes are not protected by restrictive covenants.

We are not restricted under the terms of the notes from incurring additional debt, including secured debt that would in some circumstances effectively rank senior to the notes or any debt that would be equal in right of payment to the notes. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “fundamental change” that permits holders to require us to repurchase their notes.

The price of our common stock, and therefore of the notes, may fluctuatesignificantly, and this may make it difficult for you to resell the notes or commonstock issuable upon conversion of the notes when you want or at prices you findattractive.

The market price for our common stock has varied between a high of $15.57 in November 2006 and a low of $9.16 in August 2007 in the 12-month period ended August 5, 2007. This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “Risks Related to Our Business and Industry,” variations in our quarterly operating results from our expectations or those of securities analysts or investors, downward revisions in securities analysts’ estimates or recommendations, changes in our capital structure and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

Furthermore, the price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

The issuance and sales of substantial amounts of common stock, or the perception that issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock. In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and on conversion of the notes and our other outstanding convertible notes.  As of August 22, 2007, we had outstanding approximately 123.1 million shares of our common stock and options to purchase approximately 2.1 million shares of our common stock (of which approximately 2.1 million were exercisable as of that date). The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline and could depress the trading price of the notes.

If you hold notes, you will not be entitled to any rights with respect to our commonstock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, if an amendment is proposed to our Restated Articles of Incorporation or Bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock effected by the amendment, if adopted.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the Fiscal 2008 First Quarter is set forth below. For the purpose of computing these ratios, “earnings” consists of income from continuing operations before provision for taxes on income, minority interest and cumulative effect of a change in accounting principle less minority interest adjusted for fixed charges, excluding capitalized interest. “Fixed charges” consists of interest expense (which includes amortization of debt expenses), capitalized interest and an estimate of the interest factor in our leases. It is not practicable to calculate the interest factor in a material portion of our leases. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings from continuing operations before taxes and fixed charges.

	Year Ended					Quarter Ended
	February 1, 2003	January 31, 2004	January 29, 2005	January 28, 2006	February 3, 2007	May 5, 2007
Ratio of earnings to fixed charges	1.87x	1.80x	2.39x	2.90x	2.94x	2.94x

USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling securityholder of the notes or the underlying common stock.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the over-the-counter market and quoted on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “CHRS” and is listed and traded on the Chicago Board Options Exchange and Pacific Stock Exchange under the symbol “QSR.” The following table sets forth the high and low sale prices for our common stock during the indicated periods, as reported by NASDAQ. On August 22, 2007, the closing sale price of our common stock on NASDAQ was $8.99 per share.

	Common Stock Price
	High	Low
Fiscal 2006:
First Quarter	$9.03	$7.04
Second Quarter	12.25	7.00
Third Quarter	12.34	9.69
Fourth Quarter	14.07	10.86
Fiscal 2007:
First Quarter	$15.18	$11.90
Second Quarter	14.90	9.97
Third Quarter	15.35	9.69
Fourth Quarter	15.57	12.30
Fiscal 2008:
First Quarter	$13.38	$11.33
Second Quarter	12.92	9.16

The approximate number of holders of record of our common stock as of August 22, 2007 was 1,776. This number excludes individual stockholders holding stock under nominee security position listings.

DIVIDEND POLICY

We have not paid any dividends since 1995, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. The payment of future dividends is within the discretion of our board and will depend upon our future earnings, if any, our capital requirements, financial condition and other relevant factors.

Our existing revolving credit facility allows the payment of dividends on our common stock provided we are in compliance with certain financial covenants both before and immediately after the payment of such dividends.

DESCRIPTION OF NOTES

We issued the notes under the indenture, dated as of April 30, 2007,between us and Wells Fargo Bank, National Association, as trustee. The notes and thecommon stock issuable upon conversion of the notes, if any, will be covered by theregistration rights agreement. Each holder may request a copy of the indenture andthe registration rights agreement from the trustee at the address providedherein.

The following description is a summary of the material provisions of the notes, theindenture and the registration rights agreement and does not purport to be complete.This summary is subject to and is qualified by reference to all the provisions of thenotes and the indenture, including the definitions of certain terms used in theindenture, and to all provisions of the registration rights agreement. Whereverparticular provisions or defined terms of the indenture or the notes are referred to,these provisions or defined terms are incorporated in this prospectus byreference. We urge you to read the indenture because it, and not this description,defines each holder’s rights as a holder of the notes.

As used in this “Description of Notes” section, references to “Charming Shoppes,” the“company,” “we,” “us” and “our” refer only to Charming Shoppes, Inc. and do notinclude its subsidiaries.

General

We issued $275 million aggregate principal amount of notes.

The notes will mature on May 1, 2014 unless earlier converted or repurchased. Each holder of notes has the option, subject to certain qualifications and the satisfaction of certain conditions, to convert its notes based on an initial conversion rate of 65.0233 shares per $1,000 principal amount of notes, subject to adjustment; provided that at any time before November 15, 2013, we may irrevocably elect to satisfy all of our conversion obligations in shares of our common stock as described under “— Conversion Rights — Payment upon Conversion — Settlement in Shares” below. This is equivalent to an initial conversion price of approximately $15.38 per share of common stock. Unless we elect to satisfy our conversion obligation entirely in shares of our common stock, upon a surrender of a holder’s notes for conversion, we will deliver a settlement amount that will consist of an amount of cash not to exceed the aggregate principal amount of notes to be converted, and, to the extent the daily conversion value exceeds the relevant portion of the principal amount as described under “— Payment upon Conversion” below, shares of our common stock. If we elect to satisfy our total conversion obligation entirely in shares of our common stock, we will deliver to holders upon conversion of their notes a number of shares of our common stock equal to (1) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (2) the applicable conversion rate as described below under “— Conversion Rights — Payment upon Conversion — Settlement in Shares.” We will not issue any fractional shares upon conversion of the notes and instead will pay cash in lieu of fractional shares as described under “— Payment upon Conversion” below. A holder will not receive any cash payment for interest (or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below, including under “— Registration Rights” below.

The notes are subject to repurchase by us at the option of the holder upon a fundamental change as described under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change” below at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes were issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus refer to $1,000 principal amount of the notes.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the paying agent.

Any reference to “common stock” means our common stock, par value $0.10 per share.

Interest

The notes bear interest at a rate of 1.125% per year. We will pay interest on the notes on May 1 and November 1 of each year, beginning on November 1, 2007.

Interest on a note, including additional amounts, if any, will be paid to the person in whose name the note is registered at the close of business on the April 15 or October 15, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day), subject to certain exceptions described below. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from April 30, 2007 or from the most recent date to which interest has been paid or duly provided for.

Upon conversion of a note, a holder will not receive any cash payment of interest (including additional amounts, if any) unless, as described below, such conversion occurs between a record date and the interest payment date to which that record date relates or such conversion occurs during a registration default as described under “— Registration Rights” below. If we deliver common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares as described under “— Payment upon Conversion” below. Our delivery to a holder of the full amount of common stock or cash and common stock, if any, as described below under “— Conversion Rights — Payment upon Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued but unpaid interest (including additional amounts, if any) up to but excluding the conversion date.

As a result, accrued but unpaid interest (including additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment upon receipt of our common stock upon conversion, see “Certain United States Federal Tax Considerations.”

If notes are converted after the close of business on a record date but before the opening of business on the interest payment date to which that record date relates, holders of such notes at the close of business on the record date will receive accrued but unpaid interest, including additional amounts, if any, payable on the notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date. However, no such payment need be made (i) to the extent of any overdue interest (including any overdue additional amounts) if any such amount exists at the time of conversion with respect to such note, (ii) for conversions on or after November 15, 2013, or (iii) if we have specified a fundamental change repurchase date after the close of business on a record date and before the opening of business on the corresponding interest payment date.

If any interest payment date, maturity date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, repurchase date or settlement date as the case may be, to that next succeeding business day.

Ranking

The notes are our general, unsecured obligations ranking equally in right of payment with all of our existing and future unsecured, unsubordinated indebtedness and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the notes are structurally subordinated to the liabilities, including trade payables, of our subsidiaries.

In the event of bankruptcy, liquidation, reorganization or other winding up of the company, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under our secured debt has been repaid in full from such assets. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of May 5, 2007, we had approximately $439 million of total debt outstanding on a consolidated basis, including $250 million principal amount of our 1.125% Senior Convertible Notes due 2014, $150 million principal amount of our 4.75% Senior Convertible Notes due 2012 and $39 million of other indebtedness.  On May 11, 2007, pursuant to the initial purchasers’ over-allotment option, we issued an additional $25 million principal amount of our 1.125% Senior Convertible Notes due 2014.  On April 30, 2007, we called for redemption our 4.75% Senior Convertible Notes due 2012 (the “2012 Notes”).  Holders of $149,956,000 aggregate principal amount of these notes exercised their right to convert their notes into an aggregate of 15,145,556 shares of our common stock and holders of the remaining $43,000 aggregate principal amount of the 2012 Notes who did not convert redeemed their 2012 Notes for an aggregate of $44,040.19 in cash.  As of May 5, 2007, there was no debt outstanding under our existing revolving credit facility.

Conversion Rights

General

Subject to our election to satisfy our conversion obligation entirely in shares of our common stock and subject to the qualifications and the satisfaction of the conditions and during the periods described below, you may convert each of your notes before the close of business on the second business day immediately preceding the maturity date into cash in an amount described below or cash and common stock, if applicable, based on an initial conversion rate of 65.0233 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $15.38 per share of common stock.

The conversion rate in effect at any given time is referred to in this prospectus as the “applicable conversion rate” and will be subject to adjustments as described under “— Conversion Rate Adjustments,” but it will not be adjusted for accrued interest. The “applicable conversion price” at any given time is equal to the principal amount of a note divided by the applicable conversion rate. You will be entitled to convert your notes, in denominations of $1,000 principal amount or multiples thereof. Subject to the immediately following paragraph, upon surrender of a note for conversion, we will deliver cash and shares of our common stock, if any, as described below under “— Payment upon Conversion.”

At any time before November 15, 2013, we may irrevocably elect, in our sole discretion and without the consent of the holders of the notes, by notice to the trustee and the holders, to satisfy all of our conversion obligations arising after the time of such notice in shares of our common stock. Any such election will apply to all notes tendered for conversion following the date of such notice.

A holder may convert its notes in whole or in part under the following circumstances:

•	upon satisfaction of the sale price condition;

•	upon satisfaction of the trading price condition;

•	at any time on or after November 15, 2013; or

•	upon the occurrence of specified corporate transactions.

Upon any determination by us, the conversion agent or the trustee, as applicable, that you are or will be entitled to convert your notes into shares of our common stock in accordance with the foregoing provisions, we will (1) issue a press release and use our reasonable efforts to post the information on our website or otherwise publicly disclose this information or (2) provide notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of The Depository Trust Company (“DTC”).

If a holder converts its notes, we will pay any documentary, stamp or similar issue or transfer tax due on any shares of our common stock issued by us upon conversion of the notes, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

Before November 15, 2013, holders may surrender notes for conversion during any fiscal quarter, and only during that fiscal quarter, after the fiscal quarter ending May 5, 2007, if the closing sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is more than 130% of the applicable conversion price on the last trading day of that preceding fiscal quarter. Unless we elect to satisfy our conversion obligation entirely in shares of our common stock, upon surrender by a holder of its notes for conversion, we will deliver cash and common stock, if applicable, as described below under “— Payment upon Conversion.”

The “closing sale price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the NASDAQ Global Select Market or, if our common stock is not reported by the NASDAQ Global Select Market, in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange, the closing sale price will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the closing sale price will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in securities generally occurs on the NASDAQ Global Select Market or, if our common stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which our common stock is then traded and (ii) a closing sale price for our common stock is available on such securities exchange or market. If our common stock (or other security for which a closing sale price must be determined) is not so listed or quoted, “trading day” means a “business day.”

The conversion agent, Wells Fargo Bank, National Association, will, on our behalf, determine daily whether the notes are convertible as a result of the closing sale price of our common stock and notify us and the trustee.

Conversion upon Satisfaction of Trading Price Condition

Holders may surrender notes for conversion during the five business day period immediately following any five consecutive trading day period in which the trading price per $1,000 principal amount of notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of the five trading day period was less than 98% of the product of the closing sale price of our common stock and the current applicable conversion rate of the notes on each such day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further, if no bids can reasonably be obtained, then for purposes of determining whether the trading price condition has been met, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on that day.

The trustee will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the conversion rate of the notes on that day. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing price of our common stock and the conversion rate of the notes.

Conversion On or After November 15, 2013

Holders may surrender notes for conversion at any time on or after November 15, 2013 until the close of business on the second business day immediately preceding the maturity date.

Conversion upon Specified Corporate Transactions

Certain Distributions

If we elect to distribute to all or substantially all holders of our common stock:

•
certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the average of the closing sale prices of a share of our common stock for the five consecutive trading days ending on the trading day immediately preceding the public announcement date of the distribution; or

•
cash, debt securities, rights or warrants to purchase our securities, or other assets (excluding dividends or distributions described in clause (1) under “— Conversion Rate Adjustments”), which distribution has a per share value as determined by our board of directors exceeding 10% of the average of the closing sale prices for the five consecutive trading days ending on the trading day immediately preceding the public announcement date for such distribution, we must notify holders of the notes at least 30 calendar days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately before the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert its notes if the holder is entitled to participate in the distribution (based on the applicable conversion rate) without conversion. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Certain Corporate Transactions

If a transaction or event that constitutes a “fundamental change” (as defined below under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change”) occurs, regardless of whether a holder has the right to require us to repurchase the notes as described under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change,” a holder may surrender notes for conversion at any time from and after the date that is 30 calendar days before the anticipated effective date of the transaction until and including the date that is 30 calendar days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their notes, until the close of business on the business day before the fundamental change repurchase date). We will notify holders and the trustee as promptly as practicable following the date we publicly announce such transaction (but in no event less than 30 calendar days before the anticipated effective date of such transaction).

If a holder elects to convert its notes in connection with a fundamental change, we will deliver upon conversion of the notes an additional number of shares of our common stock as described below under “— Conversion Rate Adjustments — Additional Shares” or, in lieu thereof, we may in certain circumstances elect to adjust the applicable conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity.

If a fundamental change occurs, a holder may also have the right to require us to repurchase all or a portion of its notes, as described under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change.”

Conversion Procedures

To convert a note, a holder must do each of the following:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver the irrevocable conversion notice to the conversion agent;

•	if the notes are in certificated form, surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents required by the conversion agent;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately before the close of business on the conversion date. If a holder’s interest is a beneficial interest in a global note, to convert, a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note.

The conversion agent will initially be the trustee. Subject to our election to satisfy our conversion obligation entirely in shares of our common stock, the conversion agent will, on a holder’s behalf, convert the notes based on an initial conversion rate of 65.0233 shares per $1,000 principal amount of notes, subject to adjustment. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and/or, if applicable, a stock certificate or certificates representing shares of our common stock will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the number of shares of common stock as set forth below under “— Payment upon Conversion.”

Payment upon Conversion

Net Share Settlement

Unless we elect to satisfy our conversion obligation entirely in shares of our common stock as described under “— Settlement in Shares,” upon a conversion of notes, we will satisfy our obligation to convert the notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 50 consecutive trading days of the cash settlement averaging period.

The “daily settlement amount” for each of the 50 consecutive trading days of the cash settlement averaging period, shall consist of:

(1)  cash equal to the lesser of $20 and the daily conversion value; and

(2)  to the extent the daily conversion value exceeds $20, a number of shares equal to, (A) the difference between the daily conversion value for such day and $20 (such difference being referred to as the “daily excess amount”), divided by (B) the daily VWAP (as defined below) for such day (or the consideration into which our common stock has been converted in connection with certain corporate transactions).

We will not issue any fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the daily VWAP on the final trading day of the cash settlement averaging period. Upon conversion of a note, a holder will not receive any cash payment of interest (including additional amounts, if any) unless such conversion occurs between a record date and the interest payment date to which that record date relates. We will deliver the settlement amount on the third business day following the date the settlement amount is determined.

The “daily conversion value” means, for each of the 50 consecutive trading days during the cash settlement averaging period, one-fiftieth (1/50) of the product of (1) the applicable conversion rate on such trading day and (2) the daily VWAP on such day.

The “daily VWAP” means, for each of the 50 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHRS.UQ AQR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on that trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on that trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “cash settlement averaging period” with respect to any notes means the 50 consecutive trading days beginning on the second trading day after the conversion date for those notes, except that with respect to any note with a conversion date occurring on or after November 15, 2013, the “cash settlement averaging period” means the 50 consecutive trading days beginning on, and including, the 52nd scheduled trading day before the maturity date.

For the purposes of determining the amount of payment upon conversion only, “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading generally in our common stock occurs on the NASDAQ Global Select Market or, if our common stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which our common stock is then traded. If our common stock (or other security for which a daily VWAP must be determined) is not so traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading.

For the purposes of determining the amount of payment upon conversion, “market disruption event” means (i) a failure by the NASDAQ Global Select Market or, if our common stock is not then listed on the NASDAQ Global Select Market, by the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, by the principal other market on which our common stock is then traded, to open for trading during its regular trading session, or (ii) the occurrence or existence before 1:00 p.m., New York City time, on any trading day for our common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

If a holder surrenders notes for conversion and the daily conversion value is being determined at a time when the notes are convertible into other property in addition to or in lieu of our common stock, the daily conversion value of each note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the applicable conversion rate would have owned or been entitled to receive in such transaction and the value thereof (in the case of assets other than cash or traded securities, as determined by our board of directors) during the cash settlement averaging period.

If a holder elects to convert its notes in connection with a fundamental change, the applicable conversion rate will be subject to further adjustment as described below under “— Conversion Rate Adjustments — Additional Shares.”

Settlement in Shares

We may irrevocably elect to satisfy our conversion obligations entirely in shares of our common stock (plus cash in lieu of fractional shares) at any time before November 15, 2013 by notice to the trustee and the holders informing them of such irrevocable election. Simultaneously with providing this notice, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or another newswire service announcing such election or publish that information in the Wall Street Journal or another newspaper of general circulation in the City of New York or on our website. If we so elect, we will deliver to holders tendering their notes for conversion following such notice a number of shares of our common stock (the “settlement shares”) equal to (i) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate on the conversion date (which will include any increases to reflect any additional shares which you may be entitled to receive as described under “Conversion Rate Adjustments — Additional Shares”).

We will deliver the settlement shares to converting holders on the third business day immediately following the related conversion date for such notes, except that in respect of notes with a conversion date on or after November 15, 2013, we will deliver the settlement shares to converting holders on the maturity date. If holders are entitled to receive additional shares as described under “— Conversion Rate Adjustments — Additional Shares,” then we will deliver the shares on the third business day immediately following the date the number of additional shares is determined.

We will deliver cash in lieu of any fractional shares of our common stock deliverable in connection with delivery of the settlement shares based on the daily VWAP on the third scheduled trading day before the settlement date.

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events, except that if a holder is entitled to participate on the relevant distribution or payment date in a distribution described in clause (2), (3) or (4) below without converting its notes (based on the applicable conversion rate in effect immediately before the relevant ex-dividend date) then no additional conversion rate adjustment shall be made in connection with such distribution:

(1)  If we issue our common stock as a dividend or distribution on our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

CR(1) = CR(1) ×	OS(1)
OS(0)

where

CR(0) = the conversion rate in effect immediately before the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR(1) = the new conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS(0) = the number of shares of our common stock outstanding immediately before such ex-dividend date, or effective date; and

OS(1) = the number of shares of our common stock outstanding immediately before such ex-dividend date, or effective date but after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)  If we distribute to all, or substantially all, holders of our common stock any rights, warrants or options entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase our common stock at an exercise price per share of our common stock less than the average of the closing sale prices of our common stock for the 10 consecutive trading day period ending on the business day immediately preceding the time of announcement of such issuance, the applicable conversion rate will be adjusted based on the following formula:

CR(1) = CR(0) ×	(OS(0) + X)
(OS(0) + Y)

where

CR(0) = the conversion rate in effect immediately before the ex-dividend date for such distribution;

CR(1) = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

OS(0)  = the number of shares of our common stock outstanding immediately before the ex-dividend date for such distribution;

X = the number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options divided by (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

If any right, warrant or option described in this clause (2) is not exercised or converted before the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted, as of such expiration date, to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3)  If we distribute shares of our capital stock, evidences of indebtedness or other assets or property to all, or substantially all, holders of our common stock, excluding:

(A) dividends, distributions, rights, warrants or options referred to in clauses (1) or (2) above;

(B) dividends or distributions paid exclusively in cash; and

(C) spin-offs described below in this clause (3),

then the applicable conversion rate will be adjusted based on the following formula:

CR(1) = CR(0) ×	SP(0)
(SP(0) - FMV)

where

CR(0)  = the conversion rate in effect immediately before the ex-dividend date for such distribution;

CR(1) = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP(0)  = the average of closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

Where there has been a payment of a dividend or other distribution of our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiaries or other business units (a “spin-off”), the conversion rate in effect immediately before close of business on the 10th trading day immediately following the effective date of the spin-off will be adjusted based on the following formula:

CR(1) = CR(0) ×	(FMV(0) + MP(0))
MP(0)

where

CR(0)  = the conversion rate in effect on the 10th trading day immediately following, and including, the effective date of the spin-off;

CR(1) = the new conversion rate immediately after the 10th trading day immediately following, and including, the effective date of the spin-off;

FMV(0)  = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after, and including, the effective date of the spin-off; and

MP(0)  = the average of the closing sale prices of our common stock over the first 10 consecutive trading days after the effective date of the spin-off.

An adjustment to the applicable conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day following the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days following the effective date of any spin-off, references within this clause (3) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)  If we make any cash dividend or distribution to all, or substantially all, of the holders of our outstanding common stock, the applicable conversion rate will be adjusted based on the following formula:

CR(1) = CR(0) ×	SP(0)
(SP(0) - C)

where

CR(0) = the conversion rate in effect immediately before the ex-dividend date for such distribution;

CR(1) = the new conversion rate immediately after the ex-dividend date for such distribution;

SP(0) = the closing sale price of our common stock on the trading day immediately preceding the earlier of the record date and the day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share that we distribute to holders of our common stock.

If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)  If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value (which will be, except for the value of traded securities, as determined by our board of directors) of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be adjusted as of the 10th trading day following the date the tender or exchange offer expires based on the following formula:

CR(1) = CR(0) ×	(AC + (SP(1) × OS(1)))
(SP(1) × OS(0))

where

CR(0) = the conversion rate in effect on the 10th day immediately following, and including, the date such tender or exchange offer expires;

CR(1) = the conversion rate in effect immediately after the 10th trading day immediately following, and including, the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer;

OS(0) = the number of shares of our common stock outstanding on the trading day immediately before the date such tender or exchange offer expires;

OS(1) = the number of shares of our common stock outstanding on the trading day immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP(1) = the average closing sale prices of our common stock over the 10 consecutive trading day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the applicable conversion rate under the preceding clause will occur on the 10th trading day from, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

In addition to these adjustments, we may in our sole discretion increase the applicable conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our notes resulting from any dividend or distribution of capital stock issuable upon conversion of the notes (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time in our sole discretion, to the extent permitted by applicable law, increase the applicable conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days’ prior notice of the increase in the conversion rate. For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the notes, see “Certain United States Federal Tax Considerations — Tax Consequences to U.S. Holders — Constructive Distributions.”

To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, before any conversion, the rights have separated from the common stock, in which case the applicable conversion rate will be adjusted at the time of separation as described in clause (3) above. A further adjustment will occur as described in clause (3) above if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

then, from the effective date of such transaction, the daily conversion value and the amounts received in settlement of our conversion obligation will be computed as set forth under “— Payment upon Conversion” above and will be determined based on the kind and amount of shares of stock, securities, assets or other property (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the applicable conversion rate multiplied by the number of notes owned would have been entitled to receive in such transaction. However, if in any such transaction holders of common stock would be entitled to elect the consideration for their common stock, we will make adequate provisions so that upon conversion the holders of the notes will be entitled to elect, voting as a class, the consideration that they will receive upon conversion of the notes subject to cash settlement as described under “— Payment upon Conversion” above, if applicable.

Notwithstanding the foregoing, the applicable conversion rate will not be adjusted:

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, including additional amounts, if any.

In addition, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. We will, however, carry forward any adjustments that are less than 1% of the conversion rate and take them into account when determining subsequent adjustments. In addition, we will make any carry forward adjustments not otherwise effected upon required purchases of the notes in connection with a fundamental change, upon any conversion of the notes, on every one year anniversary from the original issue date and on the record date immediately prior to the maturity date of the notes.

Adjustments to the applicable conversion rate will be rounded to the nearest ten-thousandth, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).

Additional Shares

If a fundamental change (as defined below under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change”) occurs prior to the maturity date and a holder elects to convert its notes in connection with such transaction, we will deliver a number of additional shares (the “additional shares”) for the notes surrendered for conversion in connection with the fundamental change as described below. Those additional shares will constitute a make-whole premium by increasing the applicable conversion rate for the notes surrendered for conversion if and as required below. A conversion of the notes will be deemed for these purposes to be “in connection with a fundamental change” if the notice of conversion is received by the conversion agent from and including the date that is 30 calendar days prior to the anticipated effective date of the fundamental change to the close of business on the date that is 30 calendar days after the actual effective date of the fundamental change. The number of additional shares will be determined by reference to the table below, based on the date on which the transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in the transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing sale prices (as defined under “— Conversion upon Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately before but not including the effective date of the transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately before such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately before the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and number of additional shares per $1,000 principal amount of notes:

	Stock Price
Effective Date	$12.71	$15.00	$18.00	$21.00	$24.00	$27.00	$30.00	$33.00	$36.00	$39.00	$42.00	$45.00
April 30, 2007	13.6549	10.5034	6.9294	4.7851	3.4082	2.4837	1.8404	1.3799	1.0423	0.7901	0.5989	0.4521
May 1, 2008	13.6549	10.4900	6.8105	4.6103	3.2232	2.3085	1.6829	1.2423	0.9242	0.6900	0.5147	0.3819
May 1, 2009	13.6549	10.4370	6.5813	4.3379	2.9575	2.0690	1.4754	1.0663	0.7770	0.5680	0.4144	0.2999
May 1, 2010	13.6549	10.1862	6.1762	3.9177	2.5757	1.7415	1.2029	0.8435	0.5967	0.4233	0.2990	0.2084
May 1, 2011	13.6549	9.7072	5.5454	3.3137	2.0574	1.3191	0.8676	0.5812	0.3936	0.2669	0.1793	0.1174
May 1. 2012	13.6549	8.8074	4.5288	2.4245	1.3539	0.7884	0.4770	0.2974	0.1888	0.1199	0.0742	0.0427
May 1, 2013	13.6549	7.1555	2.8498	1.1341	0.4693	0.2115	0.1074	0.0610	0.0367	0.0213	0.0101	0.0016
May 1, 2014	13.6549	2.0349	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The maximum amount of additional shares is 13.6549 per $1,000 principal amount of notes, subject to adjustment in the same manner as in the conversion rate as set forth under “— Conversion Rate Adjustments.”

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 78.6782 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•
If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $45.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $12.71 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Our obligation to increase the conversion rate in connection with a fundamental change transaction could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Repurchase of Notes by Us at Option of Holder upon a Fundamental Change

Except as provided below, if a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its notes or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest, including additional amounts, if any, on the notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or before the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the person to whom principal is payable.

Within 15 calendar days after the occurrence of a fundamental change, we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its notes as described below. Simultaneously with providing such notice, we will issue a press release. The fundamental change repurchase date specified by us will be 30 calendar days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its notes shall be given so as to be received by the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date and must state:

•
if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the principal amount at maturity of notes being withdrawn;

•
if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred at such time after the original issuance of the notes as:

(1)  a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

(2)  the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

(3)  a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; or

(ii)
pursuant to which holders of our capital stock immediately before the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•
any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding common stock, if at all, solely into common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•
any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person; or

(4)  a termination of trading.

A “continuing director” means a director who either was a member of our board of directors on the date of original issuance of the notes or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) at any time is not listed for trading on a U.S. national or regional securities exchange.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes upon a fundamental change described in clause (3) above if more then 90% of the consideration in the transaction or transactions consists of common stock traded or to be traded immediately following the change of control on a U.S. national or regional securities exchange, and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those notes will cease to be outstanding, and interest, including additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders will terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the notes or delivery of the notes.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase notes for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise.

The fundamental change purchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes.

Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all our assets to another person, unless:

•
the resulting, surviving or transferee person (the “successor company”) will be a corporation organized and existing under (i) the laws of the United States of America, any state thereof or the District of Columbia, or (ii) any other jurisdiction so long as the successor company agrees to submit to service of process in any state in the United States of America or the District of Columbia and, in the case of clause (ii) above, the successor company provides a full and unconditional indemnity and provision for additional amounts for any incremental amounts required to be withheld from payments or deliveries to holders under applicable United States or foreign laws, rules, regulations or authorities, and any other incremental tax liabilities or costs of such holders as a result of such merger or other transaction and the successor company (if not us) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

•	immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing;

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture; and

•
we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the transaction had not occurred, except where any of the foregoing are subject to the indemnification provided for above.

The successor company will succeed to, and be substituted for, and may exercise every right and power of us under the indenture, but in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

Events of Default; Notice and Waiver

The following will constitute defaults under the indenture, subject to any additional limitations, qualifications and cure periods included in the indenture:

•	a default in the payment of principal of the notes when due at maturity, upon repurchase or otherwise;

•	a default in the payment of any interest, including additional amounts, if any, on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•	a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes;

•	the failure by us to comply with our obligation to repurchase the notes at the option of a holder upon a fundamental change as required by the indenture or on any other repurchase date;

•
the failure by us to perform or observe any of our other covenants or warranties in the indenture or in the notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•
the failure by us to make any payment by the end of any applicable grace period after maturity or acceleration of indebtedness for borrowed money of us or our subsidiaries in an amount in excess of $40 million and continuance of such failure;

•	the failure by us or any of our significant subsidiaries to pay final judgments aggregating in excess of $40 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

•	certain events of bankruptcy, insolvency and reorganization of us or any of our significant subsidiaries.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest (including additional amounts, if any) on the notes. The trustee must, however, consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization as described above, the principal and accrued and unpaid interest, including additional amounts, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

Notwithstanding the foregoing, the indenture for the notes provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure by us to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 60 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes equal to 0.25% per annum of the principal amount of the notes. If we so elect, such additional amounts will be payable in the same manner and on the same dates as the stated interest payable on the notes. These additional amounts will accrue on all outstanding notes from and including the date on which such event of default first occurs to but not including the 60th day thereafter (or such earlier date on which such event of default shall have been cured or waived). On such 60th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 60th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional amounts upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay the additional amounts as the sole remedy during the first 60 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election. Upon our failure to timely give such notice or pay the additional amounts, the notes will be subject immediately to acceleration as provided above.

The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking the action.

The holders of a majority in aggregate principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest, including additional amounts, if any, a failure to convert any notes into common stock, a default arising from our failure to repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest, including additional amounts, if any, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Legal Defeasance and Covenant Defeasance

The notes will not be subject to any defeasance provisions under the indenture.

Amendment and Modification

Except as provided below, the consent of the holders of a majority in aggregate principal amount of the outstanding notes (voting as a single class) is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity of any note;

•	reduce the rate or extend the time for payment of interest, including additional amounts, if any, on any note;

•
reduce any amount payable upon repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be repurchased;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note or reduce the number of shares of common stock or any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•
provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

•	conform, as necessary, the indenture and the form or terms of the notes, to the “Description of Notes” as set forth in this prospectus; and

•
make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We are responsible for making all calculations called for under the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including additional amounts, if any) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed Wells Fargo Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise described herein, notices to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Governing Law

The notes and the indenture are governed by, and will be construed in accordance with, the laws of the State of New York.

Registration Rights

We entered into a registration rights agreement, dated as of April 30, 2007, with the initial purchasers pursuant to which we agreed to, for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes, at our cost:

•
(x) file a shelf registration statement with the SEC covering resales of the notes and the shares of our common stock issuable on conversion of the notes (which shall be an automatic shelf registration statement if we are eligible to use an automatic shelf registration at the time of filing) no later than 120 days after the first date of original issuance of the notes and (y) (if we are not eligible to use an automatic shelf registration statement) use our reasonable efforts to cause the shelf registration statement to become effective under the Securities Act, no later than 210 days after the first date of original issuance of the notes; and

•	use reasonable efforts to keep the shelf registration statement effective until the earlier of:

(1)  the date when the holders of notes and holders of the common stock issuable upon conversion of the notes are able to sell such notes and such shares immediately without restriction pursuant to Rule 144(k) under the Securities Act; and

(2)  the date when all of the notes and the common stock issuable upon conversion thereof have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force or the notes and the common stock issuable upon conversion of the notes cease to be outstanding.

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not exceed an aggregate of:

•	45 days in any 90-day period; or

•	120 days in any 360-day period.

Notwithstanding the foregoing, we may extend the suspension period from 45 days to 60 days under specified circumstances relating to possible acquisitions, financings or other material business transactions. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

Each of the following is a registration default:

•	the registration statement has not been filed before or on the 120th day following the first date of original issuance of any of the notes; or

•
the registration statement has not become effective before or on the 210th day following the first date of original issuance of any of the notes, which is referred to as the “effectiveness target date”; or

•
we do not, through our omission, name a holder as a selling stockholder in the prospectus through a prospectus supplement or file a post-effective amendment within the required time period as described below; or

•	any post-effective amendment required to be filed as described below has not become effective before the 45th day following the date such post-effective amendment is required to be filed; or

•
at any time after the effectiveness of the shelf registration statement, the registration statement ceases to be effective or is not usable in accordance with and during the periods specified in the registration rights agreement and (1) we do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act (other than in the case of a suspension period described in the preceding paragraph), (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 120 days.

If a registration default occurs, predetermined “additional amounts” will accrue on the notes from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each May 1 and November 1 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a note to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a note from and after the 91st day following such registration default.

In no event will additional amounts exceed 0.50% per year. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on such common stock. However, such holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its notes into common stock, such holder will not be entitled to any compensation with respect to such common stock. In addition, in no event will additional amounts be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the notes. For the avoidance of doubt, if we fail to register both the notes and the common stock deliverable upon conversion of the notes, the additional amounts will be payable in connection with the registration default relating to the failure to register the notes.

      A holder who elects to sell securities pursuant to the shelf registration statement will be:

•	required to be named as a selling security holder in the related prospectus;

•	required to deliver a prospectus to purchasers;

•	subject to the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•	subject to and bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification rights and obligations.

      Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each holder named in the shelf registration statement with copies of the prospectus that is a part of the shelf registration statement;

•	notify each such holder when the shelf registration statement has become effective; and

•
take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

Form, Denomination, Exchange, Registration and Transfer

      The notes have been issued:

•	in fully registered form;

•	without interest coupons; and

•
in denominations of $1,000 principal amount and integral multiples of $1,000. Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in the City of New York.

Payment and Paying Agent

We will maintain an office or agent in the Borough of Manhattan, the City of New York, where we will pay the principal on the notes, and a holder may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.

Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

We issued the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form, deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•
Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the initial purchasers nor the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•
Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchasers with portions of the principal amounts of the global notes.

•
Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

Notes represented by a global note will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

Neither we, nor the trustee, will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

DESCRIPTION OF CAPITAL STOCK

Pursuant to our articles of incorporation, our authorized capital stock consists of 301,000,000 shares, of which:

•
1,000,000 shares are designated as preferred stock, $1.00 par value, of which 500,000 shares of Participating Series A Junior Preferred Stock (the “Series A Preferred Shares”) have been authorized, none of which are outstanding; and

•	300,000,000 shares are designated and authorized as common stock, $0.10 par value, of which 123,078,645 shares were outstanding as of August 22, 2007.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders generally, including the election of directors. Shareholders are entitled to receive such dividends as may be declared from time to time by our board out of funds legally available for dividends and in the event of our liquidation, dissolution or winding up, to share ratably in all assets remaining after the payment of liabilities and any liquidation preference associated with outstanding preferred stock. The holders of our common stock have no cumulative voting rights, no preemptive rights and no conversion rights. Our common stock outstanding as of the date of this prospectus is fully paid and nonassessable.

The transfer agent for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

The board is authorized under our articles of incorporation to provide, without further shareholder action, for the issuance of preferred stock in one or more series with such designations, rights, qualifications, preferences, restrictions and special or relative rights as may be set forth in resolutions adopted by our board. Accordingly, our board may issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. For example, the issuance of series preferred stock could result in a class of securities outstanding that will have certain preferences with respect to dividends and in liquidation over our common stock, may enjoy certain voting rights, contingent or otherwise, in addition to that of our common stock, and could result in the dilution of the voting rights, net income per share and net book value of our common stock.

Except for the Series A Preferred Shares (as described below), we have not authorized for issuance any preferred stock.

Series A Preferred Shares

In connection with the adoption of the Shareholder Rights Plan described below, our board authorized 500,000 Series A Preferred Shares. As of the date of this prospectus, there were no Series A Preferred Shares outstanding.

As of the date of this prospectus, holders of Series A Preferred Shares are entitled to 300 votes per share on all matters to be voted upon by our shareholders. If we, at any time after the date of this prospectus: (i) declare a dividend on common stock payable in shares of common stock; (ii) subdivide the outstanding shares of common stock; or (iii) combine the outstanding shares of common stock into a smaller number of shares (with each of (i)-(iii) being a “Preferred Adjustment Event”), then, in each such case, the number of votes per share to which a holder of Series A Preferred Shares was entitled immediately before such event will be adjusted by multiplying such number by a fraction, the numerator of which will be the number of shares of common stock outstanding immediately after such event and the denominator of which will be the number of shares of common stock outstanding immediately before such event (the “Preferred Adjustment Factor”).

Dividends on Series A Preferred Shares accrue quarterly, on a cumulative basis and will be paid out of funds legally available for such purpose. As of the date of this prospectus, the rate of dividends payable on the first day of March, June, September and December or such other quarterly date as may be specified by our board will be in an amount per Series A Preferred Share equal to the greater of (i) $1.50 or (ii) subject to the provision for adjustment set forth below, 300 times the aggregate per share amount of cash dividends, and 300 times the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock, declared on our common stock since the immediately preceding quarterly dividend payment date, or with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares. If a Preferred Adjustment Event occurs at any time after the date of this prospectus, the amount of dividends specified in (ii) to which holders of Series A Preferred Shares were entitled immediately before such event will be adjusted by multiplying such number by the Preferred Adjustment Factor.

In the event of our liquidation, dissolution or winding up, holders of Series A Preferred Shares will be entitled to receive the greater of (i) $1.00 per Series A Preferred Share, plus accrued dividends to the date of distribution, whether or not earned or declared or (ii) an amount per share, subject to the provision for adjustment set forth below, equal to 300 times the aggregate amount to be distributed per share to the holders of common stock. If a Preferred Adjustment Event occurs any time after the date of this prospectus, then the liquidation payment contemplated by (ii) will be adjusted by multiplying such amount by the Preferred Adjustment Factor.

If the dividends upon the Series A Preferred Shares are in arrears in an amount equal to six full quarterly dividends thereon, the holders of such series will be entitled to elect two directors. Such voting rights will continue until all accumulated and unpaid dividends have been paid or set aside for such purpose. At any time when such a right to elect directors has vested, we may, and upon the written request of not less than 20% of the then outstanding total number of Series A Preferred Shares having the right to elect directors in such circumstances will, call a special meeting of holders of such Series A Preferred Shares for the election of directors; provided that we will not be required to call a special meeting if the request is received less than 120 days before the next scheduled annual meeting or special meeting of the shareholders.

The Series A Preferred Stock is not redeemable, and will rank junior with respect to payment of dividends and on liquidation to all other series of our preferred stock, except to the extent that any such series specifically provides that it will rank on parity with or junior to the Series A Preferred Stock.

Shareholder Rights Plan

In February 1999, our board adopted a Shareholder Rights Plan to replace our prior Shareholder Rights Plan. Our board also authorized an increase of the Series A Preferred Shares from 300,000 shares to 500,000 shares and declared a dividend of one Right for each outstanding share of our common stock, payable as of the close of business on April 26, 1999 to shareholders of record as of the close of business on April 12, 1999.

Each Right entitles the registered holder to purchase from us one three-hundredth of a share of Series A Preferred Stock, or, under certain circumstances, a combination of securities and assets of equivalent value, at a Purchase Price of $20.00 per share of common stock or Right, subject to adjustment. The Purchase Price may be paid in cash or, if we permit, by the delivery of Rights under certain circumstances. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the “Rights Agreement”) between us and American Stock Transfer & Trust Company, as Rights Agent. Each capitalized term in this “— Shareholder Rights Plan” has the meaning assigned to it within the Rights Agreement.

Initially, ownership of the Rights will be evidenced by the certificates representing shares of our common stock then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from shares of our common stock and a “Distribution Date” will occur upon the earlier of (i) 10 days following a public announcement that (subject to certain exceptions) a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of shares of our outstanding common stock (the “Stock Acquisition Date”) or (ii) the close of business on such date as may be fixed by our board, after the commencement of a tender or exchange offer that would result in a person or group beneficially owning 20% or more of our outstanding common stock. Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing shares of our common stock and will be transferred with and only with such certificates; (ii) certificates issued after April 26, 1999 will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for our common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate. The Rights will not be exercisable until the Distribution Date and will expire at the close of business on April 25, 2009, unless earlier redeemed by us as provided in the Rights Agreement.

If at any time following the Distribution Date a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, our common stock (or, in certain circumstances, cash, property or other of our securities) having a value equal to two times the exercise price of the Right. Instead of requiring payment of the purchase price upon exercise of the Rights following any such event, we may permit the holders simply to surrender the Rights under certain circumstances in which event they will be entitled to receive our common stock (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full purchase price. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by the Acquiring Person will be null and void. However, Rights are not exercisable until such time as the Rights are no longer redeemable by us as set forth in the Rights Agreement.

If at any time following the Stock Acquisition Date, (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation (other than a merger that is described, or that follows a tender offer or exchange offer described, above) or (ii) 50% or more of our assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided) will thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision is made to permit the surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

The purchase price payable, and the number of shares of our common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as described in the Rights Agreement. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional share of common stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the common stock on the last trading date before the date of exercise.

At any time until ten days following the Stock Acquisition Date, we may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right, subject to adjustment. The ten-day period may be extended by our board so long as the Rights are still redeemable. Immediately upon the action of the board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Anti-takeover Provisions of Applicable Pennsylvania Law and our Articles ofIncorporation and Bylaws

Certain provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), and our Restated Articles of Incorporation and Bylaws, summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by shareholders.

Pennsylvania Business Corporation Law

Generally, Subchapters 25E, F, G and H of the PBCL place certain procedural requirements and establish certain restrictions upon the acquisition of voting shares of a corporation which would entitle the acquiring person to cast or direct the casting of a certain percentage of votes in an election of directors. As a consequence of amendments to our bylaws that were effected in 1984 and 1990, only Subchapter 25F of the PBCL applies to us.

Subchapter 25F applies to a transaction between a publicly traded corporation and an interested shareholder (defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock). Subchapter 25F prohibits such a corporation from engaging in a “business combination” (as defined in the PBCL) with an interested shareholder unless (i) the board of such corporation gives approval to the proposed transaction or gives approval to the interested shareholder’s acquisition of 20% of the shares entitled to vote in an election of directors of such corporation, in either case before the date on which the shareholder first becomes an interested shareholder (the “Share Acquisition Date”); (ii) the interested shareholder owns at least 80% of the stock of such corporation entitled to vote in an election of directors and, no earlier than three months after such interested shareholder reaches such 80% level, the majority of the remaining shareholders approve the proposed transaction and shareholders receive a minimum “fair price” for their shares (as set forth in the PBCL) in the transaction and the other conditions of Subchapter 25F are met; (iii) holders of all outstanding shares of common stock approve the transaction; (iv) no earlier than five years after the Share Acquisition Date, a majority of the remaining shares entitled to vote in an election of directors approve the transaction; or (v) no earlier than five years after the Share Acquisition Date, a majority of all the shares approve the transaction, all shareholders receive a minimum “fair price” for their shares (as set forth in the PBCL) and the other conditions of Subchapter 25F are met.

Under certain circumstances, Subchapter 25F makes it more difficult for an interested shareholder to effect various business combinations with a corporation for a five-year period following a Share Acquisition Date. The provisions of Subchapter 25F should encourage persons interested in acquiring us to negotiate in advance with our board, since the higher shareholder voting requirements would not be invoked if such person, before acquiring 20% of our common stock, obtains the approval of our board for such acquisition or for the proposed business combination transaction (unless such person acquires 80% or more of our voting shares in such transaction, excluding certain shares as described above).

Subchapter 25F will not prevent a hostile takeover of us. It may, however, make more difficult or discourage a takeover of us or the acquisition of control of us by a significant shareholder and thus the removal of incumbent management. Some shareholders may find this disadvantageous in that they may not be afforded the opportunity to participate in takeovers that are not approved as required by Subchapter 25F but in which shareholders might receive, for at least some of their shares, a substantial premium above the market price at the time of a tender offer or other acquisition transaction.

Articles of Incorporation and Bylaws Provisions

Certain provisions of our Restated Articles of Incorporation and Bylaws may have the effect of discouraging unilateral tender offers or other attempts to takeover and acquire our business. These provisions may discourage some potentially interested purchasers from attempting a unilateral takeover bid for us on terms which some shareholders might favor. These provisions may also reduce the likelihood of a change in the management or voting control of us without the consent of our then incumbent board.

The articles of incorporation and bylaws provide for a classified board consisting of three classes as nearly equal in number as practicable. The members of each class are elected for a period of three years, and the term of at least one class will expire in each year. The terms of the existing three classes expire in 2008, 2009 and 2010, respectively. Our board, a class of our board, or any individual director may be removed from office without assigning cause by the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes and series of our common stock then entitled to vote generally in the election of directors, voting together as a single class (“Voting Power”).

Our articles of incorporation provide that at least 80% of the Voting Power will be required to approve any “business combination” with an “interested shareholder” unless our board will have approved by resolution, before the time such person became an “interested shareholder,” a memorandum of understanding or agreement with the “interested shareholder” setting forth, in general, the substance of the terms of the “business combination”

transaction to be consummated. The term “business combination” is broadly defined in our articles of incorporation to include, among other things, the following transactions involving us and an “interested shareholder”: (i) specified mergers, consolidations, sales or similar dispositions involving $5 million or more in consideration; (ii) issuances or transfers by us of any of our securities involving $5 million or more in consideration; (iii) liquidation or dissolution proposals; and (iv) reclassifications or recapitalizations. The term “interested shareholder” is broadly defined in our articles of incorporation to include, among other things, a person or persons, and his, her, its or their affiliates and associates, who acquire or beneficially own 10% or more of our Voting Power, unless in certain circumstances such Voting Power has been maintained for more than ten years. A majority of our board who are disinterested (i.e., unaffiliated with an “interested shareholder” and on a board before such person became an “interested shareholder”) have the power and duty to determine “interested shareholder,” “Voting Power,” “affiliation,” “association” and “business combination” matters, as such terms are defined or provided for in our articles of incorporation.

At least 80% of the Voting Power is required to alter, amend or repeal, or adopt provisions inconsistent with, the provisions of our articles of incorporation described in the two preceding paragraphs.

Our articles of incorporation do not permit cumulative voting in the election of directors. Under cumulative voting, it is possible for representation on a class of our board to be obtained by an individual or group of individuals which owns less than a majority of the Voting Power.

Our bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of our board or a committee thereof, of candidates for election as directors. These procedures generally provide that the notice of proposed shareholder nominations for the election of directors must be given in writing to our Secretary not later than the date on which a shareholder proposal would be required to be submitted to us in order to be set forth in our proxy statement, in accordance with Exchange Act rules. Such notice generally must (i) identify the name and address of the nominating shareholder and nominee; (ii) contain representations concerning the nominating shareholder’s ownership of common stock and intention to appear at the meeting and make the nomination; and (iii) include all relevant information concerning the nominee and his or her relationship or transactions with us that are required to be disclosed in the proxy statement pursuant to Exchange Act rules.

PURCHASE OF CONVERTIBLE NOTE HEDGE AND SALE OF WARRANTS

Concurrently with the pricing of the notes, we entered into privately negotiated convertible note hedge transactions in the form of call options with affiliates of the initial purchasers (which we refer to collectively as the hedge participants). The call options cover, subject to anti-dilution adjustments substantially identical to those in the notes, approximately 17,881,408 shares of our common stock.  Separately and concurrently with entering into the convertible note hedge transactions, we also entered into warrant transactions with the hedge participants with respect to our common stock, whereby we sold to the hedge participants warrants to acquire, subject to customary anti-dilution adjustments, approximately 18,775,478 shares of our common stock.

The convertible note hedge transactions are expected to reduce the potential dilution upon conversion of the notes in the event that the market value per share of our common stock, as measured under the convertible note hedge transactions, at the time of exercise is greater than the strike price of the convertible note hedge transactions, which corresponds to the initial conversion price of the notes and is subject to certain adjustments. If, however, the market value per share of our common stock, as measured under the warrant transactions, exceeds the strike price of the warrants, the warrants will have a dilutive effect on our earnings per share.

The convertible note hedge transactions and warrant transactions are separate transactions, each entered into by us with the counterparties, are not part of the terms of the notes and will not affect the holders’ rights under the notes. A holder of the notes will not have any rights with respect to the convertible note hedge transactions or warrant transactions.

In connection with hedging these transactions, the hedge participants or their affiliates entered into or may enter into various derivative transactions with respect to our common stock at, and possibly after, the pricing of the notes and may have purchased or may in the future purchase our common stock in secondary market transactions.  These activities could have the effect of increasing the price of our common stock before and possibly following the pricing of the notes.

For a discussion of the hedging arrangements that may be entered into in connection with the convertible note hedge transactions and warrant transactions, see “Risk Factors — Risks Related to an Investment in the Notes and our Common Stock — The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.”

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary of U.S. federal income tax considerations was written to support the promotion and marketing of the notes.  Each person considering an investment in the notes should seek advice based on the person’s particular circumstances from an independent tax advisor.

*          *           *           *          *

The following is a description of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, referred to in this prospectus as the “Code,” existing and proposed Treasury Regulations, administrative rulings and judicial decisions, all as of the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect. This summary is limited to beneficial owners of notes that will hold the notes and the common stock into which the notes may be converted as capital assets within the meaning of Section 1221 of the Code.

This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the notes in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and persons who have ceased to be citizens or residents of the United States. Further, we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the notes or our common stock;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes or our common stock; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of the notes or our common stock.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note or share of our common stock for U.S. federal income tax purposes and you are:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or of any state thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or, if certain other conditions are met and you have elected to continue to be treated as a U.S. trust).

A non-U.S. holder is a beneficial owner of a note or share of our common stock that is not a U.S. holder. If a partnership or other entity treated as a partnership for U.S. federal income tax purposes owns notes or shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are a partnership investing in notes or shares of our common stock (or if you are a partner in such partnership), you are urged to consult your own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes and the shares of our common stock.

This summary is not binding on the Internal Revenue Service, referred to in this prospectus as the “IRS.” We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court. If you are considering purchasing the notes, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Tax Consequences to U.S. Holders

This subsection describes material U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Tax Consequences to Non-U.S. Holders” below.

Payments of Interest

You will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting.

Additional Amounts

We may be required to pay you additional amounts in circumstances described above under the heading “Description of Notes — Registration Rights.” Because we believe the likelihood that we will be obligated to make any such additional payments on the notes is remote, we believe (and this discussion assumes) that the notes will not be treated as “contingent payment debt instruments” for Federal income tax purposes. Assuming our position is respected, you would be required to include in income any such additional amounts at the time they are received or accrued, in accordance with your method of accounting for Federal income tax purposes. However, if the notes were deemed to be contingent payment debt instruments, U.S. holders would be required to accrue interest income based upon a “comparable yield,” regardless of the holder’s method of accounting. Such yield would be higher than the stated interest on the notes. Furthermore, U.S. holders would generally be required to treat any gain on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. U.S. holders of a note are urged to consult their own tax advisers regarding the possible application of the contingent payment debt instrument rules to the notes.

Market Discount

If you purchase a note at a cost less than the note’s principal amount, the amount of this difference will be treated as market discount for Federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on the note and any gain realized on disposition of a note as ordinary income to the extent of the accrued market discount not previously included in income. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition or, at your election, under a constant-yield method. If such an election is made, it will apply only to the note with respect to which it is made and cannot be revoked.

If you acquire a note at a market discount, you may also elect to include market discount in income over the remaining term of the note. Once made, this election applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and cannot be revoked without the consent of the IRS. Your tax basis in a note will be increased by any amount of market discount that was previously included in your income. If you acquire a note at a market discount and do not elect to include accrued market discount in income over the remaining term of the note, you may be required to defer until maturity or a taxable disposition of the note your deduction of a portion of the interest on any indebtedness you incur or maintain to purchase or to carry the note.

Upon a conversion of a note into our common stock, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of the common stock will be treated as ordinary income to the extent of this carried-over accrued market discount. If you receive a combination of cash and stock upon exercise of your conversion right, you will recognize all or a portion of the accrued market discount at that time, depending on the amount of cash you receive.

Amortizable Bond Premium

If you purchase a note at a price that exceeds its principal amount, you generally will be considered to have acquired the note with amortizable bond premium for Federal income tax purposes, except to the extent the excess is attributable to the note’s conversion feature. The amount attributable to the conversion feature of a note may be determined under any reasonable method, including by comparing the note’s purchase price to the market price of a similar note without a conversion feature.

You may elect to amortize bond premium from the acquisition date to the note’s maturity date under a constant-yield method. The amount amortized in any taxable year generally is treated as an offset to interest income on the note and not as a separate deduction. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. Once made, this election applies to all debt obligations owned or subsequently acquired by you on or after the first day of the first taxable year to which the election applies, and cannot be revoked without the consent of the IRS. If you do not make an election to amortize bond premium, you will be required to include all amounts of interest as income, and the premium will either reduce the gain or increase the loss you recognize upon the taxable disposition of the note.

Sale, Exchange, Redemption or Repurchase of the Notes

Except as set forth above under “— Market Discount” or below under “— Conversion of the Notes,” you will generally recognize gain or loss upon the sale, exchange, redemption or repurchase of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received and (2) your adjusted tax basis in the note. Any gain or loss you recognize generally will be treated as a capital gain or loss (except to the extent the amount received is attributable to accrued unpaid interest not previously included in income, which will be taxable as ordinary interest income). The capital gain or loss will be long-term if your holding period is more than one year at the time of sale, exchange, redemption or repurchase and will be short-term if your holding period is one year or less. The deductibility of capital losses is subject to certain limitations.

Conversion of the Notes

You generally will not recognize any income, gain or loss upon conversion of the notes solely into our common stock (other than cash received in lieu of a fractional share and in respect of accrued interest) except to the extent any portion of the common stock is attributable to accrued interest not previously included in income (which will be taxable as ordinary income) and except with respect to cash received in lieu of a fractional share of our common stock (which generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share). Your tax basis in the common stock received on conversion of a note will be the same as your adjusted tax basis in the note at the time of conversion (reduced by any basis allocable to a fractional share) except that your tax basis in any common stock received with respect to accrued interest on a note not previously included in income will equal the fair market value of such common stock on the date received. Your holding period for the common stock received on conversion will generally include your holding period for the note converted, except that the holding period for any common stock received with respect to accrued interest on a note not previously included in income will commence on the day immediately following the date of receipt.

If we satisfy the conversion option in part cash and part common shares, the Federal income tax treatment will depend upon whether the conversion is characterized as a recapitalization or as in part a conversion and in part a redemption of the notes.

If the conversion of the notes is characterized as a recapitalization, you will recognize as taxable income any gain realized in the conversion to the extent of the cash received (excluding amounts of shares allocable to interest, which will be taxable as ordinary income if not previously included in your income, and cash received in lieu of a fractional common share), but no loss will be recognized on such conversion. Your tax basis in the common shares received on conversion (other than shares received in respect of interest) will equal your tax basis in the converted note (reduced by any tax basis allocable to a fractional common share), plus the amount of taxable gain recognized on the conversion. Your holding period for the common shares received will include the holding period for the converted note (except for any common shares received allocable to accrued but unpaid interest, which will have a holding period beginning on the day after receipt). Cash received in lieu of a fractional common share upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share.

If the conversion of the notes is instead treated as in part a conversion into common shares and in part a payment in redemption of the notes, your treatment with respect to the portion of a note considered to be converted into common shares (excluding shares allocable to interest, which will be taxable as ordinary income if not previously included in your income, and cash received in lieu of a fractional common share) will be as described above. Cash received in lieu of a fractional common share upon conversion of a note will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share. The cash received with respect to the portion of the note considered to be redeemed would likely be treated as received in redemption of such portion. In that event, you would generally recognize gain or loss equal to the difference between the amount of cash received (excluding amounts allocable to interest, which will be taxable as ordinary income if not previously included in your income) and your adjusted tax basis allocable to such portion of the note exchanged therefor.

Alternatively, in the event that we satisfy the conversion obligation entirely in cash, you will recognize gain or loss equal to the difference between the proceeds received by you (excluding amounts attributable to accrued but unpaid interest which will be taxable as ordinary income if not previously included in your income) and your adjusted tax basis in the note. See “— Sale, Exchange, Redemption or Repurchase of the Notes” above.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, such as a stock split or stock dividend, a distribution of cash or other assets to our stockholders (including certain self-tender transactions), and certain transactions that constitute a fundamental change. See “Description of Notes — Conversion Rate Adjustments.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a note owner’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to the note owner. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interests of the note owners, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock split or a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. However, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate to compensate holders for distributions of cash or property to our stockholders) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If those kinds of adjustments are made, the note owners will be deemed to have received a distribution even though they will not have received any cash or property as a result of such adjustments. Conversely, if an event occurs that increases the interests of note owners and the conversion rate is not adjusted, the resulting increase in the proportionate interests of note owners could be treated as a taxable stock dividend to them.

Constructive distributions to note owners or stockholders will result in dividend income to them to the extent of our current or accumulated earnings and profits (as determined for federal income tax purposes) at that time, with any excess treated as a nontaxable return of capital or as capital gain as more fully described in “— Taxation of Distributions on Our Common Stock” below. It is not clear whether any such constructive dividend would be eligible for the preferential rates of federal income tax currently applicable to certain dividends received by non-corporate holders or whether a corporate holder would be entitled to claim the dividends-received deduction with respect to such a constructive dividend. Any taxable constructive stock dividends resulting from a change to, or a failure to change, the conversion rate would in other respects be treated in the same manner as dividends paid in cash or other property. Investors should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment, including any potential consequences of a taxable stock dividend to basis and holding period.

Taxation of Distributions on Our Common Stock

After you convert a note into our common stock, any distributions you receive in respect of our common stock will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for federal income tax purposes) at that time, then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as capital gain from the sale or exchange of the stock. Dividends received by a corporate U.S. shareholder will be eligible for the dividends-received deduction if the shareholder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. shareholder will qualify for taxation at reduced rates (effective for tax years beginning before January 1, 2011) if the holder meets certain holding period and other applicable requirements.

Sale, Exchange or Other Disposition of Our Common Stock

Upon a sale, exchange or other disposition of shares of our common stock, you will generally recognize capital gain or loss in an amount equal to the difference between (1) the cash proceeds and the fair market value of any property received on the sale, exchange or other disposition and (2) your adjusted tax basis in the shares of our common stock. The gain or loss will be long-term capital gain or loss if your holding period for the common stock is more than one year at the time of sale, exchange or other disposition and will be short-term if your holding period is one year or less. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This subsection describes material U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “— Tax Consequences to U.S. Holders” above.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” or, in certain circumstances, individuals who are U.S. expatriates. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you. Further, this summary does not address all of the special rules that may be applicable to foreign partnerships or partnerships with foreign partners. If you are a partnership holding notes or shares of our common stock, you are urged to consult your own tax advisor concerning the tax, withholding and reporting rules that may apply to you.

Payments with Respect to the Notes

Subject to the discussion below under “— Constructive Dividends,” if you are a non-U.S. holder, all payments of principal or interest (including additional amounts, if any) made to you on the notes, and any gain realized on a sale, exchange, conversion, redemption or repurchase of the notes, will be exempt from U.S. federal income and withholding tax, provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a bank whose receipt of interest on a note is described in Section 88l(c)(3)(A) of the Code;

•
you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (2) you hold your notes through certain qualified foreign intermediaries and you satisfy the certification requirements of applicable Treasury Regulations; and

•	in the case of a sale, exchange, conversion, redemption or repurchase of the notes:

•	if you are an individual non-U.S. holder, you are present in the United States for less than 183 days in the taxable year of disposition; and

•	your holding of the notes is not effectively connected with the conduct of a trade or business in the United States.

If you cannot satisfy the requirements described above with respect to interest payments, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, and, if a tax treaty applies, are attributable to a U.S. permanent establishment.

If you are engaged in a trade or business in the United States and interest on a note or gain recognized on the sale, exchange, conversion, repurchase or redemption of the note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, any such interest or gain will be included in the earnings and profits of a foreign corporation. An individual non-U.S. holder who is in the United States for more than 183 days in the taxable year in which the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S.-source capital losses, if any.

Constructive Dividends

Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend resulting from certain adjustments, or failure to make adjustments, to the number of shares of our common stock to be issued upon conversion. Any constructive dividend deemed paid to a non-U.S. holder will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. It is possible that U.S. federal tax on the constructive dividend would be withheld from interest paid to the non-U.S. holder of the notes. Non-U.S. holders who are subject to withholding tax under such circumstances should consult their own tax advisors as to whether they can obtain a refund for all or a portion of the withholding tax.

Payments on Common Stock

Any dividends paid to a non-U.S. holder with respect to the shares of our common stock will generally be subject to withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such a person’s conduct of a trade or business within the United States, and, if a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, as the case may be. Certain certification and disclosure requirements, such as the provision of IRS Form W-8ECI, as discussed above, must be complied with for such “effectively connected” income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. Alternatively, if you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition of Shares of Common Stock

Any gain recognized upon the sale, exchange or other disposition of a share of our common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States or, where a tax treaty applies, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

•
we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by the individual’s U.S.-source capital losses, if any. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain on a net-income basis under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

If you are a U.S. holder of notes or shares of our common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a note or share of our common stock made to you, unless you are an exempt recipient such as a corporation. If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to backup withhold U.S. federal income tax at the rate set by Section 3406 of the Code (currently 28%) from those payments.

In general, if you are a non-U.S. holder, you will not be subject to backup withholding and information reporting with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification that you are not a U.S. person as described under “— Tax Consequences to Non-U.S. Holders — Payments with Respect to the Notes.” In addition, if you are a non-U.S. holder, you generally will be subject to backup withholding and information reporting with respect to the proceeds of the sale of a note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the payor receives the certification that you are not a U.S. person as described above under “— Tax Consequences to Non-U.S. Holders — Payments with Respect to the Notes” and does not have actual knowledge or reason to know that you are a U.S. person, as defined in the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

SELLING SECURITYHOLDERS

The notes were originally issued by us and sold by Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (collectively, the “initial purchasers”) in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act.

The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and any and all of the shares of common stock issuable upon conversion of such notes.  When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below or in any prospectus supplement, as well as the pledges, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.

The table below sets forth the name of each selling securityholder, the principal amount at maturity of the notes beneficially owned by such selling securityholder that may be offered pursuant to this prospectus and the common stock issuable upon conversion of the notes beneficially owned by each selling securityholder before the offering and that may be offered using this prospectus.  In the below table, the number of shares of our common stock that may be offered pursuant to this prospectus is calculated based on the current conversion rate of 65.0233 shares of common stock per $1,000 principal amount of notes.  The number of shares of common stock into which the notes are convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the notes and beneficially owned and offered by selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the below table.

The information set forth below is based on information provided by or on behalf of the selling securityholders.  Information concerning the selling securityholders may change from time to time.  The selling securityholders may from time to time offer and sell any or all of the securities under this prospectus.  Because the selling securityholders are not obligated to sell the notes or any shares of common stock issuable upon conversion of the notes, we cannot estimate the amount of the notes or how many shares of common stock that the selling securityholders will hold upon consummation of any such sales.  In addition, since the date on which a selling securityholder provided this information to us, such selling securityholder may have sold, transferred or otherwise disposed of all or a portion of its notes or common shares issuable upon conversion of its notes.

Name	Principal Amount at Maturity of Notes Beneficially Owned ($)	Percentage of Notes Beneficially Owned	Number of Shares of Common Stock Owned Prior to the Offering (1)	Number of Shares of Common Stock That May be Sold (1)	Percentage of Common Stock Outstanding (2)
Alpine Associates (3)	$7,624,000	2.77%	0	495,737	*
Alpine Associates II, L.P. (4)	$604,000	0.22%	0	39,274	*
Alpine Partners, L.P. (5)	$1,111,000	0.40%	0	72,240	*
Bancroft Fund LTD. (6)	$1,500,000	0.55%	0	97,534	*
CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust (7)	$15,000,000	5.45%	0	975,349	*
Canyon Capital Arbitrage Master Fund, Ltd. (8)	$12,825,000	4.66%	0	833,923	*
Canyon Value Realization Fund, L.P. (9)	$4,335,000	1.58%	0	281,876	*
The Canyon Value Realization Fund (Cayman), Ltd. (10)	$11,410,000	4.15%	0	741,915	*
Canyon Value Realization MAC 18, Ltd. (10)	$730,000	0.27%	0	47,467	*

Name	Principal Amount at Maturity of Notes Beneficially Owned ($)	Percentage of Notes Beneficially Owned	Number of Shares of Common Stock Owned Prior to the Offering (1)	Number of Shares of Common Stock That May be Sold (1)	Percentage of Common Stock
ClearBridge Asset Management, Inc. (11)	$8,850,000	3.22%	0	575,456	*
CNH CA Master Account, L.P. (12)	$4,000,000	1.45%	0	260,093	*
D.E. Shaw Valence Portfolios, L.L.C.(13)	$15,000,000	5.45%	0	975,349	*
Ellsworth Fund LTD. (6)	$1,500,000	0.55%	0	97,534	*
Good Steward Trading Co., SPC Class F (14)	$161,000	0.06%	0	10,468	*
Jabre Capital Partners S.A. (15)	$10,000,000	3.64%	0	650,233	*
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Global Capital, LLC	$500,000	0.18%	0	32,511	*
Lyxor/Canyon Capital Arbitrage Fund Ltd. (10)	$7,700,000	2.80%	0	500,679	*
Lyxor/Canyon Value Fund Ltd. (10)	$3,000,000	1.09%	0	195,069	*
Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Global Capital, LLC	$400,000	0.15%	0	26,009	*
Quattro Fund Ltd.	$3,800,000	1.38%	0	247,088	*
Quattro Multistrategy Masterfund LP	$300,000	0.11%	0	19,506	*
Redbrick Capital Master Fund LTD (16)	$20,000,000	7.27%	0	1,300,466	1.06%
S.A.C. Arbitrage Fund, LLC (17)	$1,000,000	0.36%	0	65,023	*
Silvercreek II Limited (18)	$2,000,000	0.73%	0	130,046	*
Silvercreek Limited Partnership (18)	$3,000,000	1.09%	0	195,069	*
UBS Securities LLC (19)	$2,500,000	0.91%	10,100	172,658	*
Vicis Capital Master Fund (20)	$9,500,000	3.45%	0	617,721	*
Waterstone Market Neutral Master Fund, Ltd.	$14,078,000	5.12%	0	915,398	*
Waterstone Market Neutral MAC51 Fund, Ltd.	$7,922,000	2.88%	0	515,114	*
Total	$170,350,000	61.95%	10,100	11,086,805	9.01%
* Less than 1%
(1)
Assumes conversion of all of the holders notes at a conversion rate of 65.0233 shares per $1,000 principal amount of notes.  The conversion rate for the notes is subject to adjustment in certain circumstances.  As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.  See “Description of the Notes – Conversion of the Notes.”

(2)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 123,078,645 shares of common stock outstanding as of August 22, 2007.
(3)
The Selling Securityholder has indicated that Victoria Eckert, its sole shareholder, has voting and/or investment control over the Transfer Restricted Securities.  The full legal name of the registered holder through which the Transfer Restricted Securities are held is Cede & Co. a/c Alpine Associates.  Alpine Associates is a registered broker-dealer pursuant to Section 15 of the Exchange Act.

(4)
The Selling Securityholder has indicated that Victoria Eckert, its sole shareholder, has voting and/or investment control over the Transfer Restricted Securities.  The full legal name of the registered holder through which the Transfer Restricted Securities are held is Credit Suisse a/c Alpine Associates II, L.P.

(5)
The Selling Securityholder has indicated that Victoria Eckert, its sole shareholder, has voting and/or investment control over the Transfer Restricted Securities.  The full legal name of the registered holder through which the Transfer Restricted Securities are held is Cede & Co. a/c Alpine Partners, L.P.  Alpine Partners, L.P. is a registered broker-dealer pursuant to Section 15 of the Exchange Act.

(6)
The Selling Securityholder has indicated that it is an SEC reporting company and that Thomas H. Dinsmore, portfolio manager, has dispositive powers with respect to the Notes and the voting and/or dispositive powers with respect to the shares.  The registered holder through which the Transfer Restricted Securities are held is Brown Brothers Harriman & Co.

(7)
The Selling Securityholder has indicated that Nick Calamos CIO, Calamos Advisors LLC, has voting and/or investment control over the Transfer Restricted Securities.  The full legal name of the Selling Securityholder through which the Transfer Restricted Securities are held is Bank of New York.

(8)
The Selling Securityholder has indicated that Canyon Capital Advisors LLC is the investment advisor of the Selling Securityholder and has sole voting and dispositive power over the Transfer Restricted Securities.  The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis, and K. Robert Turner.  The Selling Securityholder has indicated that it is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act.

(9)
The Selling Securityholder has indicated Canpartners Investments III, L.P. and Canyon Capital Advisors, LLC have sole voting and dispositive power over the Transfer Restricted Securities.  Canpartners Investments III, L.P. is the General Partner of the Selling Securityholder and Canyon Capital Advisors, LLC is the General Partner of Canpartners Investments III, L.P.  The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis, and K. Robert Turner.  The Selling Securityholder has indicated that it is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act.

(10)
The Selling Securityholder has indicated that Canyon Capital Advisors LLC is the investment advisor of the Selling Securityholder and has sole voting and dispositive power over the Transfer Restricted Securities.  The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis, and K. Robert Turner.  The Selling Securityholder has indicated that it is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act.

(11)
The Selling Securityholder has indicated that it acts as the discretionary investment advisor and that it is the beneficial owner of the Transfer Restricted Securities.  Legg Mason Inc. is the parent company of the Selling Securityholder and it is a broker-dealer registered pursuant to Section 15 of the Exchange Act.  Therefore, the Selling Securityholder is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act.

(12)
The Selling Securityholder has indicated that CNH Partners, LLC is the investment advisor of the Selling Securityholder and has sole voting and dispositive power over the Transfer Restricted Securities.  Investment principals for the Advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(13)
The Selling Securityholder has indicated that D.E. Shaw & Co. L.P., as either managing member or investment advisor, has voting and investment control over any shares of common stock issuable upon conversion of the Notes owned by this Selling Securityholder.  Julius Gaudio, Eric Wepsic, and Anne Dinning, or their designees have voting and investment control over the notes.  The Selling Securityholder is an affiliate of D.E. Shaw Valence, L.L.C. and D.E. Shaw Securities, L.L.C., which are both registered broker-dealers pursuant to Section 15 of the Exchange Act.

(14)
The Selling Securityholder has indicated that Robert Zoellner, its sole shareholder, has voting and/or investment control over the Transfer Restricted Securities.  The full legal name of the registered holder through which the Transfer Restricted Securities are held is Credit Suisse a/c Good Steward Trading Co., SPC Class F.

(15)
The Selling Securityholder has indicated that JABCAP Multi Strategy Master Fund Limited and J-Invest Ltd have the investment and voting power over the Transfer Restricted Securities.  The full legal name of the registered holder through which the Transfer Restricted Securities are held is UBS Stamford DTC 642.

(16)	The Selling Securityholder has indicated that Tony Morgan and Jeff Morgan, on behalf of Redbrick Capital Master Fund LTD, have voting and/or investment control over the Transfer Restricted Securities.
(17)
The Selling Securityholder has indicated that S.A.C. Captial Advisors, LLC and S.A.C. Capital Management, LLC share all investment and voting power over the Transfer Restricted Securities.  Steven A. Cohen controls both S.A.C. Captial Advisors, LLC and S.A.C. Capital Management, LLC.

(18)	The Selling Securityholder has indicated that Louise Morwick and Byrn Joyns have voting and/or investment control over the Transfer Restricted Securities.
(19)
The Selling Securityholder has indicated that it is an SEC reporting company and that John Dibacco, on behalf of UBS Securities LLC, has dispositive powers with respect to the Notes and the voting and/or dispositive powers with respect to the shares.  The full legal name of the registered holder through which the Transfer Restricted Securities are held is 642 – UBS Securities LLC.  The Selling Securityholder is a broker-dealer registered pursuant to Section 15 of the Exchange Act.

(20)	The Selling Securityholder has indicated that Shad Stastney, John Succo and Sky Lucas have sole voting and dispositive power over the Transfer Restricted Securities.

Before a securityholder not named in the above table may use this prospectus in connection with an offering of securities, other than securities that were purchased pursuant to the registration statement of which this prospectus is a part, this prospectus will be amended.  In that amendment, we will include the name of the holder, the amount of notes and common stock beneficially owned by the holder and the amount of notes and common stock to be offered. Alternatively, we can include that information in a report filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, and incorporate it by reference into this prospectus or we can include that information in a supplement to this prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act. Any such amendment, report or prospectus supplement will also disclose whether any selling securityholder named in the amendment, report or prospectus supplement has held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, during the three years prior to the date of the amendment, report or prospectus supplement.

Because the selling securityholders may offer all or some of their notes or the common stock issuable upon conversion of the notes from time to time, we cannot estimate the amount of the notes or common stock issuable upon conversion of the notes that will be held by the selling securityholders upon termination of any particular offering.  See “Plan of Distribution” below.

PLAN OF DISTRIBUTION

We are registering the notes and the underlying common stock to allow the selling securityholders and their successors, including their transferees, pledges and donees and their successors, to sell these securities to the public from time to time after the date of this prospectus.  The selling securityholders may sell the securities directly or through underwriters, broker-dealers or agents.  If the selling securityholders sell the securities through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.  We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

The total proceeds to the selling securityholders from selling the securities will be the purchase price of the securities, less any discounts and commissions paid by the selling securityholders.  We will not receive any of the proceeds from the sale of the securities offered by this prospectus.

The SEC may deem the selling securityholders and any broker-dealers or their affiliates or agents who participate in the distribution of the securities to be “underwriters.”  As a result the SEC may deem any profits the selling securityholders make by selling the securities and any discounts, commissions or concessions received by any broker-dealers or their affiliates or agents to be underwriting discounts and commissions under the Securities Act.  Selling securityholders who are “underwriters” will be subject to the prospectus delivery requirements of the Securities Act and may also be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  The following selling securityholders have identified themselves as registered broker-dealers: Alpine Associates, Alpine Partners, L.P. and UBS Securities LLC.  Each of the following selling securityholders has identified itself as an affiliate of a registered broker-dealer: Canyon Capital Arbitrage Master Fund, Ltd., Canyon Value Realization Fund, L.P., The Canyon Value Realization Fund (Cayman), Ltd., Canyon Value Realization MAC 18, Ltd., ClearBridge Asset Management, Inc., D.E. Shaw Valence Portfolios, L.L.C., Lyxor/Canyon Capital Arbitrage Fund Ltd. and Lyxor/Canyon Value Fund Ltd.  Accordingly, each of these selling securityholders is deemed to be, under the interpretations of the SEC, an “underwriter” within the meaning of the Securities Act.  For details about the amount of notes and number of shares beneficially owned and being offered by these selling securityholders, see “Selling Securityholders” above.

The selling securityholders and any other person who participates in distributing the securities will be subject to the Exchange Act.  The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person.  In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before beginning to distribute the securities.  This may affect the securities’ marketability and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling securityholders may sell the securities in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

The sales may be effected in transactions:

•
on any national securities exchange or quotation service on which the securities are listed or quoted at the time of the sale, including the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions other than transactions on national securities exchanges, quotation services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses.  Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with sales of the securities or otherwise, any selling securityholder may:

•	enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume;

•	sell the securities short and deliver the securities to close out their short positions; or

•	loan or pledge the securities to broker-dealers, who may in turn sell the securities.

We cannot assure you any selling securityholders will sell any or all of securities using this prospectus.  In addition, any securities covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus.  The selling securityholders also may transfer, devise or gift the securities by other means not described in this prospectus.

To comply with the securities laws of some states, if applicable, the selling securityholders may only sell the securities in these jurisdiction through registered or licensed brokers or dealers.

Our common stock trades on the NASDAQ Global Select Market under the symbol “CHRS.”  We do not intend to apply for listing of the notes on any securities exchange or for quotation through NASDAQ.  Accordingly, we cannot assure you that selling securityholders will be able to sell the notes or that any trading market for the notes will develop.

With respect to a particular offering of the securities, to the extent required, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

•	the specific notes or common stock to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

The registration rights agreement filed as an exhibit to this registration statement provides that we and the selling securityholders will indemnify each other and each other’s directors, officers and controlling persons against specified liabilities, including liability under the Securities Act, or that we will be entitled to contribution from each other in connection with these liabilities.

LEGAL MATTERS

Drinker Biddle & Reath LLP, has provided us with an opinion as to the validity of our issuance of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Charming Shoppes, Inc. appearing in Charming Shoppes Inc.’s Annual Report (Form 10-K) for the year ended February 3, 2007 and Charming Shoppes, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 included herein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also access these filings free of charge through our Internet site at www.charmingshoppes.com. Other than information specifically incorporated by reference in this prospectus, information on our Internet site is not part of this prospectus. Our common stock is listed on the NASDAQ Global Select Market under the symbol “CHRS.” The reports, proxy statements and other information that we file with the SEC are also available at the following NASDAQ address: NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until we have sold all of the notes to which this prospectus relates or the offering is otherwise terminated. The information we incorporate by reference is an important part of this prospectus. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement.

•	Our Annual Report on Form 10-K for our fiscal year ended February 3, 2007;

•	Our Quarterly Report on Form 10-Q for our fiscal quarter ended May 5, 2007;

•	Our Definitive Proxy Statement on Schedule 14A filed on May 14, 2007;

•	Current Reports on Form 8-K filed on February 14, 2007, April 25, 2007, May 1, 2007, May 3, 2007, May 16, 2007 and June 7, 2007; and

•
The description of our common stock contained in the Registration Statement on Form S-3 filed by us with the SEC on July 1, 1996 (File No. 333-4137), the description of the Shareholder Rights Plan attached to common stock contained in our Amended Form 8A/12B filed with the SEC on April 28, 1999 (File No. 000-07258), as amended on May 3, 2002, and any description of our common stock, and rights relating thereto, contained in any other of our registration statements relating to our common stock or such rights filed with the SEC under the Exchange Act, including any amendment or report filed for the purpose of updating the description.

You may request a copy, at no cost, of any or all of the documents referred to above, other than exhibits to the documents that are not specifically incorporated by reference in the documents. You should direct written or telephone requests to Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: Colin D. Stern, Esq., Executive Vice President, General Counsel and Secretary, telephone (215) 245-9100.

Our logo appearing on the front and back covers of this prospectus and “FASHION BUG®”, “FASHION BUG PLUS®”, “FIGURE®”, “L.A. BLUES®”, “CATHERINES®”, “CATHERINES PLUS SIZES®”, “MAGGIE BARNES®”, “ANNA MAXWELL®”, “LIZ&ME®”, “SERENADA®”, “LANE BRYANT®”, “LANE BRYANT OUTLETtm” “VENEZIA®”, “CACIQUE®”, “PETITE SOPHISTICATE®”, “PETITE SOPHISTICATE OUTLETtm”, “OLD PUEBLO TRADERS®”, “BEDFORD FAIR LIFESTYLES®”, “BEDFORD FAIR SHOESTYLES®”, “WILLOW RIDGE®”, “LEW MAGRAM®”, “BROWNSTONE STUDIO®”, “REGALIA®”, “INTIMATE APPEAL®”, “MONTEREY BAY CLOTHING COMPANY®”, “COWARD®”, and “FIGI’S®” are trademarks of Charming Shoppes, Inc. Other brands, names and trademarks contained in this prospectus are the property of their respective owners.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth our estimated expenses payable in connection with this registration statement.

Securities and Exchange Commission registration fee	$8,442.50
Accounting fees	$40,000.00
Legal fees and expenses	$25,000.00
Trustee’s fees and expenses	$10,000.00
Miscellaneous	$5,000.00
Total	$88,442.50

Item 15.  Indemnification of Directors and Officers

Section 1741 of the Pennsylvania Business Corporation Law provides us the power to indemnify any officer or director acting in his capacity as a representative of us who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of us.  Generally, the only limitation on the ability of us to indemnify our officers and directors is if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

The bylaws provide a clear and unconditional right to indemnification to the full extent permitted by law, for expenses (including attorneys’ fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any person whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of us (a derivative action) by reason of the fact that such person is or was serving as our director, officer or employee, or, at our request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the act or failure to act giving rise to the claim for indemnification entails the negligence or gross negligence of the indemnified party unless such act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.  The bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.  Indemnification is deemed a contract right of our directors, officers and employees, as opposed to a matter within the discretion of our board, as will the payment of expenses by us in advance of a proceeding’s final disposition.

The bylaws authorize us to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if our board so determines, purchasing and maintaining insurance, entering into indemnification agreements, creating a reserve, trust, escrow or other fund or account, granting security interests, obtaining a letter of credit or using other means that may be available from time to time.

We maintain insurance covering our directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933.

Item 16.  Exhibits

The following exhibits are filed with or incorporated by reference in this registration statement:

Exhibit Number	Description of Document

3.1
Restated Articles of Incorporation dated January 1, 1993, filed as Exhibit 3.1 to the Company’s Form 10-K of the Registrant for the fiscal year ended January 29, 1994, is incorporated herein by reference.

3.2	Bylaws, as Amended and Restated, dated as of July 1, 1999, filed as Exhibit 3.2 to the Company’s Form 10-Q for the quarter ended July 31, 1999, is incorporated herein by reference.

4.1
Indenture dated April 30, 2007 between the Charming Shoppes, Inc. and Wells Fargo Bank, National Association, filed as Exhibit 4.1 to the Company’s Form 8-K filed on May 3, 2007, is incorporated herein by reference.

4.2	Form of 1.125% Senior Convertible Note (included in Exhibit 4.1 above).

4.3
Registration Rights Agreement, dated as of April 30, 2007, among Charming Shoppes, Inc., Banc of America Securities LLC and J.P. Morgan Securities, Inc, filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 3, 2007, is incorporated herein by reference.

4.4
Amended and Restated Rights Agreement, dated as of February 1, 2001, between Charming Shoppes, Inc. and American Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended February 3, 2001, is incorporated herein by reference.

5.1	Opinion of Drinker Biddle & Reath LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney of certain officers and directors of the Registrant (see page II-5 of this Form S-3).

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

Item 17.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that clauses (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bensalem, Commonwealth of Pennsylvania, on August 24, 2007.

CHARMING SHOPPES, INC.

By:/S/ DORRIT J. BERN
Dorrit J. Bern
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, does hereby constitute and appoint Dorrit J. Bern and Colin D. Stern, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date
/S/ DORRIT J. BERN Dorrit J. Bern	Chairman of the Board, President and Chief Executive Officer	August 24, 2007
/S/ ERIC M. SPECTER Eric M. Specter	Executive Vice President, Chief Financial Officer	August 24, 2007
/S/ JOHN J. SULLIVAN John J. Sullivan	Vice President, Corporate Controller, Chief Accounting Officer	August 24, 2007

/S/ WILLIAM O. ALBERTINI William O. Albertini	Director	August 24, 2007
/S/ YVONNE M. CURL Yvonne M. Curl	Director	August 24, 2007
/S/ CHARLES T. HOPKINS Charles T. Hopkins	Director	August 24, 2007
/S/ KATHERINE M. HUDSON Katherine M. Hudson	Director	August 24, 2007
/S/ PAMELA DAVIES Pamela Davies	Director	August 24, 2007
/S/ JEANNINE STRANDJORD Jeannine Strandjord	Director	August 24, 2007
/S/ ALAN ROSSKAMM Alan Rosskamm	Director	August 24, 2007

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1
Restated Articles of Incorporation dated January 1, 1993, filed as Exhibit 3.1 to the Company’s Form 10-K of the Registrant for the fiscal year ended January 29, 1994, is incorporated herein by reference.

3.2	Bylaws, as Amended and Restated, dated as of July 1, 1999, filed as Exhibit 3.2 to the Company’s Form 10-Q for the quarter ended July 31, 1999, is incorporated herein by reference.

4.1
Indenture dated April 30, 2007 between the Charming Shoppes, Inc. and Wells Fargo Bank, National Association, filed as Exhibit 4.1 to the Company’s Form 8-K filed on May 3, 2007, is incorporated herein by reference.

4.2	Form of 1.125% Senior Convertible Note (included in Exhibit 4.1 above).

4.3
Registration Rights Agreement, dated as of April 30, 2007, among Charming Shoppes, Inc., Banc of America Securities LLC and J.P. Morgan Securities, Inc, filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 3, 2007, is incorporated herein by reference.

4.4
Amended and Restated Rights Agreement, dated as of February 1, 2001, between Charming Shoppes, Inc. and American Stock Transfer & Trust Company, as Rights Agent, filed as Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended February 3, 2001, is incorporated herein by reference.

5.1	Opinion of Drinker Biddle & Reath LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney of certain officers and directors of the Registrant (see page II-5 of this Form S-3).

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.